Exhibit 10.5

222 KEARNY STREET

and 180 Sutter Street

OFFICE LEASE

FOR

INTERSEARCH GROUP, INC

TABLE OF CONTENTS

OFFICE LEASE SUMMARY		i

1.	DEFINITIONS	1
2.	TERM; COMPLETION OF IMPROVEMENTS	10
3.	RENT	11
4.	TENANT’S PERCENTAGE SHARE OF OPERATING EXPENSES AND PROPERTY TAXES	12
5.	TAXES AND IMPOSITIONS PAYABLE BY TENANT	14
6.	USE OF THE PREMISES	15
7.	SERVICES	17
8.	ALTERATIONS	20
9.	LIENS	21
10.	REPAIRS	21
11.	DESTRUCTION OR DAMAGE	22
12.	INSURANCE	23
13.	INDEMNIFICATION	25
14.	COMPLIANCE WITH LEGAL REQUIREMENTS; NO WASTE	26
15.	ASSIGNMENT OR SUBLETTING	26
16.	RULES	29
17.	ENTRY BY LANDLORD	29
18.	EVENTS OF DEFAULT	30
19.	REMEDIES FOR DEFAULT	31
20.	CONTINUATION AFTER DEFAULT	32
21.	OTHER RELIEF	32
22.	LANDLORD’S RIGHT TO CURE DEFAULT	33
23.	ATTORNEYS’ FEES	33
24.	EMINENT DOMAIN	33
25.	SUBORDINATION	34
26.	NO MERGER	34
27.	SALE	34
28.	ESTOPPEL CERTIFICATE; FINANCIAL STATEMENTS	35
29.	NO LIGHT, AIR OR VIEW EASEMENT	36
30.	HOLDING OVER	36
31.	LETTER OF CREDIT	36
32.	WAIVER	38
33.	NOTICES	39
34.	COMPLETE AGREEMENT	39
35.	MODIFICATION AND FINANCING CONDITIONS	40
36.	LIQUIDATED DAMAGES	40
37.	LIMITATION OF LIABILITY	40
38.	BROKER	40
39.	ALTERATIONS TO BUILDING	41
40.	QUIET POSSESSION	41
41.	NON-DISCRIMINATION	41
42.	INTRA BUILDING NETWORK CABLES	41
43.	CHRONIC DELINQUENCY BY TENANT	43
44.	INTENTIONALLY OMITTED	43
45.	OPTION TO EXTEND	43
46.	PARKING	45
47.	FURNITURE	45
48.	RIGHT OF FIRST OFFER	45
49.	MISCELLANEOUS.	46

i

    EXHIBITS

    EXHIBIT A    FLOOR PLAN

    EXHIBIT B    WORK LETTER

    EXHIBIT C    PLANS/DESCRIPTION OF WORK

    EXHIBIT D    RULES AND REGULATIONS

    EXHIBIT E    NOTICE OF COMMENCEMENT DATE

    EXHIBIT F    ESTOPPEL CERTIFICATE

    EXHIBIT G    TENANT STANDARD IMPROVEMENTS

ii

222 KEARNY STREET/180 SUTTER STREET

SAN FRANCISCO, CALIFORNIA

OFFICE LEASE SUMMARY

Date:	September 21, 2005

Landlord:	HCV Pacific Investors V,
a California Limited Partnership

Tenant:	Intersearch Group, Inc.,
a Florida corporation

Section 1,
Paragraph (b)	Premises:	Six thousand one hundred and seventy (6,170) square feet of Rentable Area, commonly known as Suite 550.

Section 1,
Paragraph (c)	Tenant’s Expense Percentage: 4.88%.

Section 1,
Paragraph (d)	Tenant’s Tax Percentage: 4.27%.

Section 1,
Paragraph (g)	Rentable Area of Premises: Six thousand one hundred and seventy (6,170) square feet of Rentable Area.

Section 2	Term Commencement: November 1, 2005 (“Scheduled Commencement Date”).

Section 2	Term Expiration: Five (5) Lease Years and five (5) months from the Commencement Date.

Section 2.	Term: Five (5) Lease Years and five (5) months.

Section 3	Basic Rent:

Month	Basic Rent
1-5	Abated
6-17	$13,625.42 per month
18-29	$14,139.58 per month
30-41	$14,653.75 per month
42-53	$15,167.92 per month
54-65	$15,682.08 per month

Section 4	Base Year: 2006.

i

Section 31	Letter of Credit: Eighty One Thousand Seven Hundred Fifty Two Dollars and Fifty Two Cents ($81,752.52), to be reduced pursuant to the terms of Section 31.

Section 33	Tenant’s Address for Notices:	222 Kearney Street, Suite 550 San Francisco, CA 94108

Section 33	Landlord’s Address for Notices:	222 Kearny Street, Suite 310 San Francisco, CA 94108

Section 38	Broker(s): Rob Dumas, Grubb & Ellis, representing Landlord, Julia Wilhelm, Cornish & Carey, representing Tenant.

Option to
Extend:	One (1) Option to Extend for five (5) Lease Years.

Section 46,
Paragraph (j)	Exhibit(s):

Exhibit A - Floor Plan

Exhibit B - Work Letter

Exhibit C - Plans and Specifications/Description of Work

Exhibit D - Rules and Regulations

Exhibit E – Notice of Commencement Date

Exhibit F – Tenant Estoppel Certificate

Exhibit G – Tenant Standard Improvements

[Remainder of page intentionally left blank]

ii

The provisions of the Lease identified above in the margin are those provisions where references to particular Lease Summary information appear. Each such reference shall incorporate the applicable Lease Summary information.

LANDLORD:	HCV PACIFIC INVESTORS V,
a California Limited Partnership

	By:	HCV PACIFIC DEVELOPMENT V,
a California Limited Partnership, as its General Partner

		By:	HCV PACIFIC PARTNERS LLC,
a California Limited Liability Company, as its General Partner

			By:	/s/ Randall J. Verrue
Randall J. Verrue, President

			By:	/s/ Susan Belmont
Susan Belmont, Secretary

TENANT:	INTERSEARCH GROUP, INC.,
a Florida corporation

	By:	/s/ Daniel O’Donnell
	Name:	Daniel O’Donnell
	Its:	CEO

	By:	/s/ Gary W. Bogatay, Jr.
	Name:	Gary W. Bogatay
	Its:	Chief Financial Officer

iii

OFFICE LEASE

222 KEARNY STREET/180 SUTTER STREET

SAN FRANCISCO, CALIFORNIA

THIS OFFICE LEASE (this “Lease”), dated as of September 21, 2005 for the purpose of reference only, is made and entered into by and between HCV PACIFIC INVESTORS V, a California Limited Partnership (“Landlord”) and INTERSEARCH GROUP, INC., a Florida corporation (“Tenant”). The term “Party” shall refer to a referenced party and if no party is referenced, then to all Parties.

W I T N E S S E T H:

NOW THEREFORE, for payment of good and adequate consideration, the receipt and adequacy of which are hereby acknowledged, Landlord hereby leases to Tenant and Tenant hires from Landlord the Premises (as hereinafter defined) for the term and subject to the terms, covenants, agreements and conditions hereinafter set forth, to each and all of which Tenant and Landlord hereby mutually agree.

1. DEFINITIONS. Unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified:

Additional Rent. The term “Additional Rent” shall mean Additional Rent as that term is defined in Section 3(c) hereof.

Allowance Area. The term “Allowance Area” shall mean the Allowance Area as that term is defined in Exhibit G hereof.

Approved Use. The term “Approved Use” shall mean Approved Use as that term is defined in Section 6(a) hereof.

Arbitrators. The term “Arbitrators” shall mean the Arbitrators as that term is defined in Section 45(e) hereof.

Base Building Work. The term “Base Building Work” shall mean the Base Building Work as defined in Paragraph 1 of Exhibit B hereto.

Base Operating Expenses. The term “Base Operating Expenses” shall mean the Operating Expenses allocable to the Base Year, provided that if the Building is not fully occupied during the Base Year or if the entire Building is not provided with Building standard services during the Base Year, an adjustment shall be made by Landlord in computing Base Operating Expenses so that Base Operating Expenses shall be computed as though Ninety-Five Percent (95%) of the entire Building had been occupied and Ninety-Five Percent (95%) of the entire Building had been provided with Building standard services during such year. In the event Base Operating Expenses as otherwise determined in this subsection are abnormally high in comparison to the historical average of

Operating Expenses for the prior five (5) calendar years, taking into account year-by-year increases, the Base Operating Expenses shall be determined by taking the Building’s average Operating Expenses for the prior five (5) calendar years and increasing such average Operating Expenses by the average annual increase in the Building’s Operating Expenses.

Base Property Taxes. The term “Base Property Taxes” shall mean the amount of Property Taxes for the tax year ending June 30 of the Base Year, provided that if the Building is not fully assessed during said tax year, an adjustment shall be made by Landlord in computing Property Taxes so that Property Taxes shall be computed as though the Building had been fully assessed during such year. In the event Base Property Taxes as otherwise determined in this subsection are abnormally high in comparison to the historical average of Property Taxes for the prior five (5) calendar years, taking into account year-by-year increases, the Base Property Taxes shall be determined by taking the Building’s average Property Taxes for the prior five (5) tax years and increasing such average Property Taxes by the average annual increase in the Building’s Property Taxes.

Base Year. The term “Base Year” shall mean the 12 calendar month period specified in the Lease Summary.

Basic Rent. The term “Basic Rent” as used herein shall mean the Basic Rent as defined in Section 3(a) hereof.

Building. The term “Building” shall mean the office building owned by Landlord at the northeast corner of Kearny and Sutter Streets in San Francisco, California, known as 222 Kearny Street/180 Sutter Street, the land thereunder and all appurtenances thereto. The Building includes, but is not limited to: (i) as to 222 Kearny, nine (9) floors of office space above the ground floor of space available for retail, lobby and service use; and (ii) as to 180 Sutter, four (4) floors of office space above the ground floor of available space for retail, lobby and service use and one floor of retail space below ground.

Building Codes. The term “Building Codes” shall mean the Building Codes as defined in Paragraph 3(c) of Exhibit B attached hereto.

CC&R’s. The term “CC&R’s” shall mean the CC&R’s as that term is defined in Section 3(c) hereof.

Chronic Delinquency. The term “Chronic Delinquency” shall mean Chronic Delinquency as that term is defined in Section 43 hereof.

Claims. The term “Claims” shall mean the Claims as that term is defined in Section 13(a) hereof.

Commencement Date. The term “Commencement Date” shall mean the Commencement Date as defined in Section 2(a) hereof.

Common Areas. The term “Common Areas” shall mean the areas on individual floors devoted to corridors, fire vestibules, elevator foyers, lobbies, electric and telephone closets, risers, restrooms, mechanical rooms, janitor closets and other similar facilities for the benefit of all tenants on the particular floor and shall also mean those areas of the Building devoted to mechanical and service rooms servicing more than one floor or the Building as a whole, public lobbies, loading docks, and other similar facilities for the benefit of all tenants, but excluding public stairs, elevator shafts and pipe shafts, together with the enclosing walls thereof.

Comparable Space. The term “Comparable Space” shall mean the Comparable Space as defined in Section 44 hereof.

Controls. The term “Controls” shall mean the Controls as defined in Section 7(f) hereof.

Default Rent. The term “Default Rent” shall mean Default Rent as that term is defined in Section 3(d) hereof.

Deposit. The term “Deposit” shall mean the Deposit as that term is defined in Section 31 hereof.

Excess Rent. The term “Excess Rent” shall mean Excess Rent as defined in Section 15(c) hereof.

Expense Year. The term “Expense Year” shall mean the 12 calendar month period as set forth herein. The first Expense Year shall commence on the first day following the end of the Base Year and shall continue for the next succeeding 12 calendar months. The second and subsequent Expense Years shall commence on the first day following the end of the preceding Expense Year and shall continue for the next succeeding 12 calendar months.

Expiration Date. The term “Expiration Date” shall mean the Expiration Date as defined in Section 2(a) hereof.

Events of Default. The term “Events of Default” shall mean Events of Default as defined in Section 18 hereof.

Final Plans. The term “Final Plans” shall mean the Final Plans as defined in Paragraph 3(c) of Exhibit B attached hereto.

Force Majeure Delay. The term “Force Majeure Delay” shall mean Force Majeure Delay as defined Exhibit B attached hereto.

Hazardous Material. The term “Hazardous Material” means any hazardous or toxic substance, material or waste, the storage, use or disposition of which is or becomes regulated by any local governmental authority, the State of California, or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance that is (i) defined as a

“hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “hazardous waste” under Section 25136 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a “hazardous material,” “hazardous substance” or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a “hazardous substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S. C. Section 6903), (x) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601) or (xi) listed or defined as “hazardous waste,” “hazardous substance” or other similar designation by any regulatory scheme of the State of California or the United States Government.

Indemnitees. The term “Indemnitees” shall mean the Indemnitees as defined in Section 13(a) hereof.

Landlord. The term “Landlord” shall mean Landlord as defined in the preamble hereto.

Landlord Delay. The term “Landlord Delay” shall mean Landlord Delay as defined Exhibit B attached hereto.

Landlord Parties. The term “Landlord Parties” shall mean the Landlord Parties as defined in Section 6(d)(i) hereof.

Lease. The term “Lease” shall mean the Lease as defined in the preamble hereto.

Lease Summary. The term “Lease Summary” shall mean that certain summary of key provisions and terms of this Lease attached to the front of the Lease.

Lease Year. The term “Lease Year” shall mean the Lease Year as defined in Section 2(a) hereof.

Moving Allowance. The term “Moving Allowance” shall mean the Moving Allowance as that term is defined in Section 44 hereof.

Operating Expenses. The term “Operating Expenses” shall mean the total costs and expenses incurred by Landlord in connection with the management, operation, maintenance, repair, protection, and ownership of the Building including, without limitation, the following costs: (1) salaries, wages, bonuses and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agent engaged in the operation, repair, protection, or maintenance of the Building; (2) payroll, social security, worker’s compensation, unemployment and similar taxes with respect to such employees of Landlord or its agents, and the cost of providing disability or other benefits imposed by law or otherwise, with respect to such employees; (3) the cost of uniforms (including the cleaning, replacement and pressing thereof) provided to such employees; (4) premiums and other charges incurred by Landlord with respect to fire, other casualty, rent and liability insurance, any other insurance as is deemed necessary or advisable in the reasonable judgment of Landlord, or any insurance required by the holder of any mortgage, deed of trust, or ground lease, and after the Base Year, costs of repairing an insured casualty to the extent of the deductible amount under the applicable insurance policy; (5) water charges and sewer rents or fees; (6) license, permit and inspection fees; (7) sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance, protection and/or repair of the Building, its systems, and/or equipment; (8) telephone, facsimile, telecommunication, on-line services, web-hosting and maintenance, postage, stationary supplies and other expenses incurred in connection with the operation, maintenance, protection and/or repair of the Building; (9) management fees and expenses; (10) costs of repairs to and maintenance of the Building, including building systems and appurtenances thereto and normal repair, protection and replacement of worn-out equipment, facilities and installations, but excluding the replacement of major building systems (except to the extent otherwise provided in subsections (17) and (18) below); (11) fees and expenses for janitorial, window cleaning, security guards, extermination, water treatment, rubbish removal, plumbing and other services; (12) inspection or service contracts for elevator, electrical, mechanical and other building equipment and systems or as may otherwise be necessary or desirable for the operation, repair and/or maintenance of the Building; (13) cost of supplies, tools, material, and equipment used in connection with the operation, maintenance, protection and/or repair of the Building; (14) accounting, legal and other professional fees and expenses; (15) fees and expenses for painting the exterior or the public or the common areas of the Building and the cost for maintaining the sidewalks, landscaping and other common areas of the Building; (16) costs and expenses for electricity (excluding the cost of electricity billed directly to and collected from Tenant and other tenants in the Building pursuant to Section 7(b)(1) hereof), chilled water, air conditioning, water for heating, gas, fuel, steam, heat, lights, power and other energy related utilities required in connection with the operation, maintenance, protection and/or repair of the Building; (17) the cost of any capital improvements made by Landlord to the Building or capital assets acquired by Landlord after substantial shell completion in order to comply with any local, state or federal law, ordinance, rule, regulation, code or order of any governmental entity or insurance requirement, including but not limited to, the Americans with Disability Act (each a “Legal Requirement” and collectively, the “Legal Requirements”) with which the Building was not required to comply at the time of substantial shell completion, or to comply with any amendment or other change to the enactment or interpretation of any Legal Requirement from its enactment or interpretation at the time of substantial completion; (18) the cost of any capital improvements made by Landlord to the Building or capital assets acquired by Landlord after substantial shell completion for the protection of health and safety of the occupants of the Building or that are designed to reduce other Operating Expenses;

(19) the cost of furniture, draperies, carpeting, landscaping and other customary and ordinary items of personal property (excluding paintings, sculptures and other works of art) provided by Landlord for the use in common areas of the Building or in the Building office (to the extent that such Building office is dedicated to the operation and management of the Building); (20) any expenses and costs resulting from substitution of work, labor, materials or services in lieu if any of the above itemizations, or for any additional work, labor, services or material resulting from compliance with any Legal Requirement applicable to the Building or any parts thereof; and (21) Building management office rent or rental value. With respect to the costs of items included in Operating Expenses under subsections (17) and (18), such costs shall be amortized over reasonable periods, as determined by Landlord together with interest on the unamortized balance at a rate paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, or, if Landlord does not borrow such funds, would have been paid had Landlord borrowed funds for such purpose.

Notwithstanding the foregoing, Operating Expenses shall not include the following: (i) depreciation on the Building or equipment or systems therein (except to the extent otherwise provided above); (ii) debt service, including payments of principal and interest on any mortgage or other encumbrance, and depreciation; (iii) rental under any ground or underlying lease; (iv) interest (except to the extent otherwise provided above); (v) Property Taxes (as hereinafter defined); (vi) attorneys’ fees and expenses incurred in connection with lease negotiations with prospective Building tenants; (vii) the cost (including any amortization thereof) of any improvements or alterations which would be properly classified as capital expenditures according to generally accepted accounting principles (except to the extent otherwise provided above); (viii) the cost of Tenant Improvements, including but not limited to the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to Tenants; (ix) executive salaries; (x) advertising; (xi) real estate broker’s or other leasing commission; (xii) legal fees, brokerage commissions, advertising costs, or other related expenses incurred in connection with leasing of the Building; (xiii) any damage and repairs necessitated by the gross negligence or willful misconduct of Landlord or Landlord’s employees, contactors, or agents; (xiv) costs incurred in installing, operating and maintaining any specialty improvement not normally installed, operated and maintained in buildings comparable to the Building, including, without limitation, an observatory, luncheon club, or athletic or recreational facilities; (xv) executive salaries above the grade of building manager; (xvi) salaries of service personnel to the extent that the service personnel perform services not solely in connection with the management, operation, repair or maintenance of the Building or Common Areas; (xvii) legal fees, accountants’ fees and other expenses incurred in connection with disputes with tenants or other occupants or associated with the enforcement of any leases or defense of Landlord’s title to or interest in the Building or any part thereof; (xviii) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering space for other tenants or other occupants or vacant space in the Building; (xix) the cost of any service provided to tenants or other occupants of the Building for which Landlord is reimbursed; (xx) overhead and profit paid to subsidiaries or affiliates of Landlord for management or other services for the Building or for supplies or other materials to the extent that the costs of the services, supplies or materials exceed the competitive costs of the services, supplies or materials if they were not provided by a subsidiary or an affiliate; (xxi) costs incurred in connection with any portion of the Building which is used for parking and for which parking fees are charged; and (xxii) any other expense which, under generally accepted accounting principles and practice, would not be considered a normal maintenance and operating expense.

Operating Expenses for the Building that are not, in Landlord’s sole discretion, allocable solely to either the office or retail portion of the Building shall be equitably allocated by Landlord between and charged to the office and retail portions of the Building. Amounts for which specific tenants are directly responsible, such as after-hours air-conditioning shall be excluded from Operating Expenses to the extent actually collected or recovered from such tenants. Notwithstanding any other provision herein to the contrary, if the Building is not fully occupied during any Expense Year (as hereinafter defined) or if the entire Building is not provided with Building standard services during any Expense Year, an adjustment shall be made by Landlord in computing Operating Expenses for such Expense Year so that Operating Expenses shall be computed as though Ninety-Five Percent (95%) of the entire Building had been occupied and Ninety-Five Percent (95%) of the entire Building had been provided with Building standard services during such year provided, however, that in no event shall the aggregate amount of Operating Expenses collected by Landlord from all tenants in the Building exceed the actual Operating Expenses for said year.

Option. The term “Option” shall mean the Option as that term is defined in Section 45 hereof.

Option Period. The term “Option Period” shall mean the Option Period as that term is defined in Section 45 hereof.

Option Period Commencement Date. The term “Option Period Commencement Date” shall mean the Option Period Commencement Date as that term is defined in Section 45 hereof.

Party(ies). The term “Party” or “Parties” shall mean a Party or the Parties, as the case may be, as defined in the preamble hereto.

Plans. The term “Plans” shall mean the Plans as defined in Paragraph 3(a) of Exhibit B attached hereto.

Premises. The term “Premises” shall mean the space in the Building as crosshatched on the floor plan(s) attached hereto and incorporated herein as Exhibit A, situated on the floor(s) of the Building specified in the Lease Summary, to be occupied by Tenant.

Prevailing Market Rate. The term “Prevailing Market Rate” shall mean the Prevailing Market Rate as that term is defined in Section 45(c) hereof.

Processing Costs. The term “Processing Costs” shall mean the Processing Costs as defined in Section 15(e) hereof.

Property Taxes. The term “Property Taxes” shall mean any form of real or personal taxes, assessments, fees, charges, levies, penalties, impositions or taxes of every kind and nature whatsoever, assessed or levied or imposed by any authority having the direct or indirect power to tax, including, without limitation, any city, county, state or federal government, or any improvement or assessment district of any kind or nature whatsoever, whether or not consented to or joined in by Landlord, against the Building or any legal or equitable interest or Landlord therein or any personal property of Landlord used in the operation thereof, or the ownership, leasing, operation, management or occupancy of the Building, whether now or hereafter imposed, and whether or not now customary or in the contemplation of the parties on the date of this Lease, excepting only inheritance or estate taxes and taxes measured by the net income of Landlord. Property Taxes shall include without limitation general and special assessments, service payments in lieu of taxes, excises, possessory interest taxes, business or license taxes or fees, gross receipts taxes, transit assessments or fees, child care subsidies fees and/or assessments, job training subsidy fees and/or assessments, open space fees and/or assessments, housing subsidies and/or housing fund fees or assessments, public art fees and/or assessments, and any other fees or assessments imposed in connection with the environmental, sociological or fiscal effects of the Building or the ownership, leasing, operation, management or occupancy of the Building, any tax, fee or excise on the use or occupancy of the Building or any part thereof, or in connection with the business of renting space in the Building, any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Property Taxes. Notwithstanding any other provision herein to the contrary, if the Building is not fully assessed during any tax year, an adjustment shall be made by Landlord in computing Property Taxes so that Property Taxes shall be computed as though the Building had been fully assessed during such year; provided, however, that in no event shall the aggregate amount of Property Taxes collected by Landlord from all tenants in the Building exceed the actual Property Taxes for said year.

Relocation Notice. The term “Relocation Notice” shall mean the Relocation Notice as that term is defined in Section 44 hereof.

Relocation Space. The term “Relocation Space” shall mean the Relocation Space as that term is defined in Section 44 hereof.

Rent. The term “Rent” shall mean Rent as that term is defined in Section 3(c) hereof.

Rentable Area. The term “Rentable Area” shall mean:

(1) as to a floor leased entirely by Tenant, all areas within outside permanent Building walls, measured to the inside glass surface of outer Building walls, including restrooms, janitorial, telephone and electrical closets, mechanical areas, and columns and projections necessary to the Building, plus Tenant’s pro rata share of the Common Areas in the Building;

(2) as to a floor only a portion of which is leased by Tenant, the aggregate of the Usable Area (as hereinafter defined) of the portion of the floor occupied by Tenant, plus Tenant’s pro rata share of Common Areas on the floors leased in part by Tenant and Tenant’s pro rata share of Common Areas in the Building.

Requirements. The term “Requirements” shall mean the Requirements defined in Section 14(a) hereof.

Scheduled Commencement Date. The term “Scheduled Commencement Date” shall mean the Scheduled Commencement Date as defined in Section 2 of the Lease Summary.

Structural Modifications. The term “Structural Modifications” shall mean the Structural Modifications as defined in Paragraph 3(c) of Exhibit B attached hereto.

Temperature Balance Equipment. The term “Temperature Balance Equipment” shall mean the Temperature Balance Equipment as defined in Section 7(c) hereof.

Tenant. The term “Tenant” shall mean the Tenant as defined in the preamble hereto.

Tenant Delay. The term “Tenant Delay” shall mean Tenant Delay as defined in Paragraph 4(b) of Exhibit B attached hereto.

Tenant Improvements. The term “Tenant Improvements” shall mean the Tenant Improvements as defined in Paragraph 2(a) of Exhibit B attached hereto.

Tenant Improvement Costs. The term “Tenant Improvement Costs” shall mean Tenant Improvement Costs as defined in Paragraph 6(a) of Exhibit B attached hereto.

Tenant Parties. The term “Tenant Parties” shall mean the Tenant Parties as defined in Section 6(d)(i) hereof.

Tenant’s Expense Percentage. The term “Tenant’s Expense Percentage” shall mean the percentage figure specified in the Lease Summary (as hereinafter defined). Landlord and Tenant acknowledge that Tenant’s Expense Percentage has been obtained by dividing the Rentable Area of the Premises as specified in the Lease Summary by the total Rentable Area (as hereinafter defined) of the office portion of the Building, which Landlord and Tenant agree to be 126,566 square feet, and multiplying such quotient by one hundred. In the event the Rentable Area of the office portion of the Building is changed from 126,566 square feet or in the event the Rentable Area of the Premises is changed from that specified in the Lease Summary, Tenant’s Expense Percentage shall be appropriately adjusted and for the purposes of Section 4 hereof Tenant’s Expense Percentage shall be determined as a weighted average in accordance with the number of days during such Expense Year when each such percentage was in effect.

Tenant Standard Improvements. The term “Tenant Standard Improvements” shall mean the Tenant Standard Improvements as described in Exhibit G attached hereto and incorporated herein.

Tenant’s Tax Percentage. The term “Tenant’s Tax Percentage” shall mean the percentage figure specified in the Lease Summary. Landlord and Tenant acknowledge that Tenant’s Tax Percentage has been obtained by dividing the Rentable Area of the Premises as specified in the Lease

Summary by the total Rentable Area of the Building, which Landlord and Tenant agree to be 144,568 square feet, and multiplying such quotient by one hundred. In the event the Rentable Area of the Building is changed from 144,568 square feet or in the event the Rentable Area of the Premises is changed from that specified in the Lease Summary, Tenant’s Tax Percentage shall be appropriately adjusted and for purposes of Section 4 hereof Tenant’s Tax Percentage shall be determined as a weighted average in accordance with the number of days during such Expense Year when each such percentage was in effect.

Tenant’s Work. The term “Tenant’s Work” shall mean Tenant’s Work as defined in Paragraph 7 of Exhibit B attached hereto.

Term. The term “Term” shall mean the Term as defined in Section 2(a) hereof.

Third Arbitrator. The term “Third Arbitrator” shall mean the Third Arbitrator as that term is defined in Section 45(e) hereof.

Usable Area. The term “Usable Area” shall mean all floor area in a tenant space, measured to the inside glass surface of outer Building walls, to the office side of corridors and other permanent partitions, and to the center of partitions that separate the tenant space from adjoining tenant spaces, without deduction for columns and projections necessary to the Building.

Work Letter. The term “Work Letter” shall mean the Work Letter as that term is defined in Exhibit B hereof.

2. TERM; COMPLETION OF IMPROVEMENTS.

(a) The term of this Lease (the “Term”) shall commence on the latter of: (i) the Scheduled Commencement Date as set forth in Section 2 of the Lease Summary; or (ii) the date of delivery of the Premises to Tenant for occupancy with the Tenant Improvements substantially complete, but in no event later than the date the Tenant Improvements to the Premises would have been substantially complete were it not for Tenant Delays (as defined in Exhibit B hereof) as conclusively established by Landlord in a factually correct Notice of Commencement Date (collectively the “Commencement Date”). Notwithstanding the foregoing, in all instances, the Commencement Date may be conclusively established by the date set forth in a factually correct Notice of Commencement Date. Unless sooner terminated as hereinafter provided, or as provided by law, the Term shall end on the date set forth in Section 2 of the Lease Summary for the Term Expiration (the “Expiration Date”). If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the date set forth in Section 2 of the Lease Summary, whether due to strikes, lockouts, labor disputes, shortages of material or labor, fire or other casualty, acts of God, acts or threatened acts of terrorism, or any other cause beyond the control of Landlord or otherwise, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage of any kind whatsoever resulting therefrom including, but not limited to, incidental damages, consequential damages, holdover expenses or relocation expenses incurred by Tenant due to such delays, or loss of business. No delay in delivery of possession shall operate to extend the Term hereof or amend or modify Tenant’s obligations hereunder. For the purpose of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Term.

(b) Prior to delivery of possession of the Premises to Tenant, Landlord shall construct or install in the Premises the Tenant Improvements to be constructed or installed by Landlord pursuant to the provisions of Exhibit B attached hereto and incorporated herein. The Premises shall be deemed completed and possession delivered when Landlord has substantially completed the improvements subject only to the completion of minor items which do not materially impair the usability of the Premises by Tenant, and Tenant shall accept the Premises upon notice from Landlord that such improvements have been so completed. Landlord shall use reasonable efforts to advise Tenant of the anticipated date of substantial completion at least thirty (30) days prior to such date but the failure to give such notice shall not constitute a default hereunder by Landlord or give rise to any claim for damages by Tenant.

(c) In the event the Premises are ready for occupancy prior to the Scheduled Commencement Date, Tenant shall have the right to take early occupancy of the Premises on such date as Landlord and Tenant shall agree, and notwithstanding anything to the contrary contained herein, the Term and Tenant’s obligation to pay Rent hereunder shall commence upon such occupancy; provided, however, that the Expiration Date shall not be affected by such early occupancy.

3. RENT.

(a) Tenant shall pay to Landlord as basic rent for the Premises the sum per month specified in the Lease Summary (“Basic Rent”).

(b) Basic Rent shall be paid to Landlord on or before the first day of the Term hereof and on or before the first day of each and every successive calendar month thereafter during the Term hereof, except that Basic Rent for the first full calendar month shall be paid concurrently with the execution of this Lease by Tenant. In the event the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then Basic Rent for the first and last fractional months of the Term hereof shall be appropriately prorated on the basis of a thirty (30) day calendar month.

(c) All charges, assessments, taxes, expenses, reimbursements and other amounts of any kind whatsoever collectively payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent for purposes of collection only (collectively “Additional Rent”). Landlord shall have the same remedies for default in the payment of Additional Rent as for default in the payment of Basic Rent. Basic Rent and Additional Rent are collectively referred to herein as “Rent.”

(d) All Rent shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America at Landlord’s address for notices hereunder or to such other person or at such other place as Landlord may from time to time designate in writing. All Rent payable by Tenant to Landlord hereunder, if not received by Landlord when due, shall bear interest from the due date until paid at the rate publicly announced from time to time by Bank of America, N.T.& S.A. (or any successor bank) at its main office as its then current “Reference Rate” for short term, unsecured loans or any successor rate of interest to said Reference Rate, plus four percent (4%) per annum, but in no event shall such interest exceed the maximum rate permitted by law (“Default Rate”). Any change in the Default Rate shall become effective on the same date on which a change in the Reference Rate becomes effective. Landlord’s acceptance of any interest payments shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease or by law.

(e) Notwithstanding the stated intent of Tenant with respect to any payment made to Landlord, Landlord shall have the right to allocate any payment received from Tenant to any amount otherwise owing from Tenant hereunder in Landlord’s sole and absolute discretion.

4. TENANT’S PERCENTAGE SHARE OF OPERATING EXPENSES AND PROPERTY TAXES.

(a) In addition to Basic Rent payable during each Expense Year or part thereof during the Term, Tenant shall pay as Additional Rent:

(1) Tenant’s Expense Percentage of the total dollar increase, if any, in Operating Expenses for such Expense Year over the Base Operating Expenses; and

(2) Tenant’s Tax Percentage of the total dollar increase, if any, in Property Taxes for such Expense Year over the Base Property Taxes.

(b) The Additional Rent contemplated under Section 4(a) shall be paid in accordance with the procedures set forth in this Section 4(b). Prior to the commencement of each Expense Year or as soon thereafter as practicable, Landlord shall give Tenant notice of its estimate of the payments to be made pursuant to Section 4(a) for the ensuing Expense Year. On or before the first day of each month during the ensuing Expense Year, Tenant shall pay to Landlord 1/12 of such estimated amount, provided that if such notice is not given prior to the commencement of the ensuing Expense Year, Tenant shall continue to pay on the basis of the prior Expense Year’s estimate until the month after such notice is given at which time Tenant shall commence paying the amount set forth in such notice. If at any time or times it appears to Landlord that the actual Operating Expenses or Property Taxes for the current Expense Year will vary from its estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such Expense Year, and subsequent monthly payments by Tenant for such Expense Year shall be based upon such revised estimate.

(c) Within one hundred twenty (120) days after the close of each Expense Year or as soon after such one hundred twenty (120) day period as practicable, Landlord shall deliver to Tenant (i) a statement of actual Operating Expenses and actual Property Taxes for such Expense Year, certified by certified public accountants designated by Landlord, which certified statement shall be final and binding upon Landlord and Tenant, and (ii) a statement of the payments actually made by Tenant under Section 4(b) for such Expense Year. If on the basis of such statements Tenant owes an amount that is less than the total estimated payments for such Expense Year previously made by Tenant, Landlord at its election shall either promptly refund the amount of such overpayment to Tenant or credit such excess against Tenant’s subsequent obligations to pay Rent. If on the basis of such statements Tenant owes an amount that is more than the total estimated payments for such Expense Year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statements to Tenant.

(d) If this Lease shall terminate on a day other than the last day of a Expense Year, the amounts payable by Tenant pursuant to this Section 4 with respect to the Expense Year in which such termination shall occur shall be prorated on the basis which the number of days of the Term included in such Expense Year bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 4(c) to be performed after such termination.

(e) Tenant, its agents and accountants, shall have the right to examine and audit Landlord’s books and records relating to any cost or item that is passed through to Tenant upon thirty (30) days written request by Tenant to Landlord, and at Tenant’s sole cost and expense (subject to a limited right to be reimbursed as provided below), provided: (i) Tenant gives written notice of the audit within forty-five (45) days of Tenant’s receipt of the annual statement for the preceding calendar year, (ii) Tenant is not in default under the Lease after the passage of any applicable cure period at the time of giving notice of the audit and at the time the audit is to commence; (iii) Tenant shall pay the actual out-of-pocket costs of Landlord’s outside accountants and/or the reasonable cost of Landlord’s internal accounting personnel for such accountants’ and /or accounting personnel time spent in preparing for and assisting with Tenant’s audit; and (iv) Tenant shall only be entitled to audit the preceding calendar year, and each calendar year may only be audited one (1) time. No subtenant shall have any right to conduct an audit and no assigns shall conduct an audit for any period during which such assignee was not in possession of the Premises. If Tenant disputes the accuracy of Landlord’s calculation of Operating Expenses, Tenant shall still pay the amount shown owing pending completion of the audit. Tenant shall deliver a copy of the audit to Landlord within ten (10) days of receipt by Tenant. If Tenant’s audit of the books and records shows that the amounts shown on the statement are five percent (5%) or more higher than the actual amount owed by Tenant under this Lease, and Landlord agrees with the results of the audit, Landlord shall, on demand, reimburse Tenant for all reasonable costs of conducting the audit, not to exceed two thousand dollars ($2,000.00). Any overpayment or underpayment of Operating Expenses shall be adjusted by the parties within ten (10) business days after the audit is completed. Landlord shall keep complete and accurate books and records relating to Operating Expenses, which records shall be kept in accordance with generally accepted accounting principals consistently applied. The books and records of Landlord will be made available to Tenant only at the Landlord’s office.

If Tenant elects to engage a third party to conduct such audit, the audit will be conducted solely by an independent nationally or regionally recognized accounting firm that is not being compensated by Tenant on a contingency fee basis. Tenant acknowledges that Tenant’s right to inspect Landlord’s books and records with respect to Operating Expenses and Property Taxes for the preceding calendar year is for the exclusive purpose of determining whether Landlord has complied with the terms of this Lease with respect to Operating Expenses and Property Taxes only and for no other purpose. All information obtained through such audit as well as any compromise, settlement or adjustment reached as a result of such audit shall be held in strict confidence by Tenant and its officers, agents, and employees and as a condition to such audit, the Tenant’s auditor shall execute a written agreement agreeing that the auditor is not being compensated on a contingency fee basis and that all information obtained through such audit as well as any compromise, settlement or adjustment reached as a result of such audit, shall be held in strict confidence and shall not be revealed in any manner to any person except upon the prior written consent of the Landlord, which consent may be withheld in Landlord’s sole discretion, or if required pursuant to any litigation between Landlord and Tenant materially related to the facts disclosed by such audit, or if required by law.

5. TAXES AND IMPOSITIONS PAYABLE BY TENANT.

(a) In addition to Basic Rent and other amounts of Additional Rent payable by Tenant hereunder, Tenant shall reimburse Landlord upon demand as Additional Rent for any and all taxes, assessments, levies, fees, charges and impositions whatsoever levied or imposed or assessed by any authority having the direct or indirect power to tax, including, without limitation, any city, county, state or federal government or any improvement or other assessment district, whether or not consented to or joined in by Landlord, payable by Landlord (other than income taxes, measured by the net income of Landlord from all sources), whether or not now customary or within the contemplation of the parties hereto on the date of this Lease: (i) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises; (ii) upon, measured by or reasonably attributable to the cost or value of improvements made, other than Tenant Standard Improvements made by Landlord (or the value of Tenant Standard Improvements which Landlord and Tenant agreed to be thirty-five dollars ($35.00) per square foot of Rentable Area), regardless of whether title to such improvements shall be in Tenant or Landlord; (iii) upon or measured by the rent payable hereunder, including without limitation, any gross receipts tax or excise tax levied by the City and County of San Francisco, the State of California, the Federal Government or any other governmental body with respect to the receipt of such rental; (iv) upon or with respect to the possession, leasing, operation, management, maintenance, improvement, alternation, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (v) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. To the extent not reimbursed under this Section 5, such amount shall be included in Property Taxes.

(b) Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed upon or against Tenant’s fixtures, equipment, furnishings, furniture, appliances and personal property installed or located on or within the Premises. Tenant shall cause its fixtures, equipment, furnishings, furniture, appliances and personal property to be assessed and billed separately from the Building. If any of Tenant’s personal property shall be assessed with the Building, Tenant shall pay to Landlord the taxes attributable to Tenant within thirty (30) days after delivery of a written statement from Landlord to Tenant setting forth the taxes applicable to Tenant’s property.

6. USE OF THE PREMISES.

(a) The Premises shall be used exclusively for general office purposes and no other (the “Approved Use”). Tenant shall not use, or permit the Premises or any part thereof to be used, for any purpose other than the Approved Use. No use, including, but not limited to the Approved Use, shall be made or permitted to be made of the Premises, nor acts done in, on or about the Premises, that will increase the existing rate of insurance upon the Building including but not limited to, fire, causality, liability, rent, business interruption or other insurance, or cause a cancellation of any insurance policy whatsoever covering the Building, or any part thereof, nor shall Tenant sell or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. At the sole election of Landlord, any notice of increase or cancellation of any insurance policy whatsoever covering the Building, or any part thereof, due to acts of Tenant shall constitute a non-curable Event of Default hereunder. If any act or omission of Tenant shall result in any increase in premium rates or in a cancellation of any policy of insurance maintained by Landlord relating to the Building, or any part thereof, Tenant shall within thirty (30) days of written notification by Landlord, reimburse to Landlord any and all costs and expenses, including overhead and staffing costs incurred by Landlord as a result thereof together with the amount of any increase in premiums incurred by Landlord whether with respect to existing policies or any replacement policies of insurance obtained by Landlord in the event of a cancellation of any insurance policy whatsoever covering the Building, or any part thereof, due to acts of Tenant during the Term. Tenant shall not commit, or suffer to be committed, any waste upon the Premises, or any public or private nuisance, or other act or thing which may injure, annoy or disturb the quiet enjoyment of any occupant of neighboring properties or other tenant in the Building; nor, without limiting the generality of the foregoing, shall Tenant allow the Premises to be used for any improper, unlawful or objectionable purpose. Tenant shall not place any harmful or hazardous liquids in the drainage system of the Premises or of the Building. Tenant shall not place any loads upon the floors, walls, ceilings or roof which might endanger the structure, nor overload any electrical, plumbing, telecommunications, mechanical or other systems.

(b) No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or Building in areas outside the Building, except in trash containers placed inside exterior enclosures approved for that purpose by Landlord, or inside the Building proper where designated by Landlord. No materials or articles of any nature shall be stored upon or permitted to remain outside of the Building. Except as may be otherwise provided herein, Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall that may appear unsightly from outside the Premises (including the Common Areas and hallways of the Premises). No loudspeaker or other device, system or apparatus that can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord, which consent may be withheld at Landlord’s sole and absolute discretion.

(c) To the extent later recorded or enforced against the Premises or the Building, Tenant shall comply with any commercially reasonable covenants, conditions and/or restrictions

(“CC&R’s”) affecting or subsequently affecting the Premises or the Building, and with all rules and regulations affecting the Premises and the Building. The Landlord shall use commercially reasonable steps to uniformly apply the CC&R’s.

(d) In addition to the other terms and conditions contained herein, Tenant agrees as follows:

(i) Tenant shall not store, use, generate, handle, broker, release, or dispose of any Hazardous Materials on or about the Premises; provided, however, that Tenant shall have the right to store and use reasonable amounts of chemicals and/or solvents used for ordinary office equipment so long as such chemicals and/or solvents are stored and/or used in accordance with applicable law. Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord, Landlord’s management company and their respective partners, members, officers, employees, successors, investors, shareholders, licensees, assigns and agents, contractors, subcontractors (collectively “Landlord Parties”) harmless from and against all claims, demands, causes of action, damages, costs and liabilities, including attorneys’ fees and costs, arising out of, in connection with, or in any way related to, the storage, generation, handling, brokering, release, use or disposal of Hazardous Materials by Tenant, its agents, members, customers, guests, invitees, licensees, employees, contractors, subcontractors or sublessees (collectively “Tenant Parties”), whether or not such store, use, generate, handle, broker, release, or dispose of any Hazardous Materials.

(ii) If any removal, clean-up, remediation or restoration work is needed, whether or not in accordance with appropriate law, because of the presence of Hazardous Materials on or about the Premises, the Building or surrounding properties caused or permitted by any Tenant Party then Tenant shall, at its sole cost, promptly take or cause to be taken any and all action necessary to perform such removal, clean-up, remediation or restoration work. Tenant shall be solely responsible for, and shall defend, indemnify and hold Landlord and all Landlord Parties harmless from and against, all claims, demands, damages, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with any such removal, remediation, clean-up or restoration work (including but not limited to all materials).

(iii) If Landlord has good cause to believe that the Premises or the Building have or may have become contaminated by Hazardous Materials and that such contamination was caused or permitted by Tenant or any Tenant Party, Landlord may cause tests to be performed, including tests of the air, soil and ground water, to detect the presence of Hazardous Materials. The cost of such tests shall be paid by Tenant immediately upon demand as Additional Rent. Tenant shall permit immediate access to the Premises without prior notice, for any such testing.

(e) The termination or expiration of the Lease shall not terminate the parties’ respective rights and obligations under this Section 6, and the parties hereto expressly agree that the provisions contained herein shall survive the termination or expiration of Tenant’s leasehold estate.

(f) The obligations imposed on Tenant pursuant to this Section 6 are in addition to, and not in lieu of the obligations imposed on Tenant pursuant to Section 14 of this Lease.

(g) The provisions of this Section 6 are for the benefit of the Landlord only and shall not be construed to be for the benefit of any other person or occupant of the Premises.

7. SERVICES.

(a) Landlord shall maintain the Common Areas of the Building, including lobbies, stairs, elevators, corridors, restrooms, windows, the life safety, heating, ventilating and air-conditioning, mechanical, plumbing and electrical systems serving the Common Areas and the Building, roof, foundation, exterior walls, interior structural walls, and structural components, in reasonably good order and condition consistent with other Class A office buildings in the San Francisco Financial District, excepting damage occasioned by the acts or omissions of Tenant, which damage shall be repaired by Landlord at Tenant’s sole expense. Tenant expressly releases Landlord from all liability for theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Building or the Premises, excepting only losses or damages resulting from the gross negligence or willful misconduct of Landlord.

(b) Subject to the other provisions of this Lease and to the rules and regulations of the Building, Landlord shall furnish the Premises with (i) electricity (which shall be separately metered on a floor-by-floor basis) for lighting and the operation of normal office machines, (ii) heat, ventilation and air-conditioning to the extent reasonably required in Landlord’s judgment for comfortable occupancy by Tenant in its use of the Premises and permitted by applicable law or governmental regulation during the period of 7:30 a.m. to 6:00 p.m. on weekdays (except holidays) or such shorter period as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, (iii) elevator service, (iv) lighting replacement (for building standard lights), (v) restroom supplies, (vi) window washing with reasonable frequency as determined in Landlord’s judgment, and (vii) janitorial service five (5) times per week (except holidays) at such times and on such days as Landlord shall determine, which janitorial service shall be limited to refuse removal, light vacuuming as needed, and dusting and general cleanup as needed. Throughout the Term, Tenant shall pay to Landlord, upon demand, as additional rent, the cost of all electricity furnished to the Premises that exceeds $.0625 times the Rentable Area of the Premises per month. If Tenant occupies an entire floor or floors, Landlord shall bill such excess costs to Tenant to the extent electrical service is furnished to the floor or floors on which the Premises are located. If the Premises are located on a multi-tenant floor, Tenant shall only be responsible for it’s pro rata share of such excess costs as reasonably determined by Landlord. If on the basis of electrical bills Landlord determines that Tenant’s electrical costs will exceed said limitation, Landlord may bill Tenant on a monthly basis in advance for Tenant’s estimated share of such costs. At the end of each Expense Year, Landlord shall compare the estimated amounts paid by Tenant to the actual electrical costs payable by Tenant. If Tenant owes an amount that is less than the estimated payments actually made by Tenant, Landlord at its election shall either promptly refund the amount of any overpayment to Tenant or credit such excess against Tenant’s subsequent Rent obligations. If Tenant owes an amount that is more than the estimated payments, Tenant shall pay any deficiency to Landlord within thirty (30) days after demand therefore. Tenant agrees to cooperate with Landlord and to abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of heating, ventilating and air-conditioning systems.

(c) If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning, or ventilation systems is affected as a result of: (i) the type or quantity of any lights, machines, or equipment (including without limitation typical office equipment) used by Tenant in the Premises, (ii) the occupancy of such portion of the Premises by more than one person per two hundred (200) square feet of rentable area therein, (iii) an electrical load for lighting or power in excess of the limits otherwise specified herein, or (iv) any rearrangement of partitioning or other improvements, then at Tenant’s sole cost, and as Additional Rent, Landlord may install any equipment, or modify any existing equipment (including the standard air conditioning equipment) Landlord deems necessary to restore the temperature balance (collectively the “Temperature Balance Equipment”). Tenant agrees to keep closed, when necessary, blinds and draperies which, because of the sun’s position, must be closed to provide for the efficient operation of the air condition system, and Tenant agrees to cooperate with Landlord and to abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilation, and air conditioning system. Landlord makes no representations to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any abnormal or excessive computer or communications requirements of Tenant, machine rooms, conference rooms or other areas of high concentration of personnel or electrical usage, or any other uses other than or in excess of the fractional energy normally required for office equipment, and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith.

(d) Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall it constitute a constructive eviction, nor breach of the implied covenant of quiet enjoyment of Tenant, nor shall the Rent herein be abated by reason of: (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services; (ii) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the Building; (iii) shut down due to maintenance, repairs, security purposes, strikes or labor disputes, fire, earthquake, actual or other casualties, threatened terrorist acts, acts of God, or other causes beyond the reasonable control of Landlord; or (iv) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other utility serving the Premises or the Building. Landlord shall use reasonable efforts to diligently remedy any interruption in the furnishing of such services. If, as a result of any governmental rule or regulation, Landlord imposes a curtailment of services or equipment in the Premises or the Building, Tenant shall comply therewith and shall be liable to Landlord for any surcharge, fine or fee imposed due to any violation thereof by Tenant. Notwithstanding anything to the contrary in this Section 7, in the event a service failure or interruption in services: (i) continues for three (3) consecutive days; (ii) results from Landlord’s negligence; (iii) is Building specific and such failure has not occurred in neighboring buildings or system-wide; and (iv) Tenant, in fact, is unable to occupy the Premises for the Approved Use, Tenant shall be entitled to rent abatement commencing on the fourth (4th) day of such failure or interruption.

(e) Landlord’s obligation to provide utilities and services for the Premises are subject to the rules and regulations of the Building. In the event of an interruption in, or failure or inability to provide any service or utilities for the Premises, for any reason, such interruption, failure or inability shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for incidental or consequential damages or loss of business by Tenant. Tenant hereby waives the provisions of California Code of Civil Procedure Section 1932(1) or any other applicable existing or future legal requirements permitting the termination of this Lease due to such interruption, failure or inability.

(f) In the event any governmental authority having jurisdiction over the Building (including the surrounding property) promulgates or revises any legal requirements or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Tenant, Landlord or the Building relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively “Controls”), or in the event Landlord is required or elects to make alterations to the Premises or the Building in order to comply with such Controls, Landlord may, in its sole discretion, comply with such Controls or make such alternations to the Premises or the Building related thereto. Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for incidental or consequential damages, or loss of business by Tenant. Any and all costs associated with Landlord’s compliance with such controls shall be deemed an Operating Expense hereunder.

(g) Without obtaining Landlord’s prior written consent, which consent may be given or withheld in Landlord’s sole and absolute discretion, Tenant shall not use any heat generating machines or equipment or lighting which affect the temperature otherwise maintained by the Building ventilating and air-conditioning system. If Landlord grants such consent, Landlord shall have the right to install supplementary air-conditioning facilities in the Premises or otherwise modify the ventilating and air-conditioning system serving the Premises, and the cost of such facilities and modifications (including without limitation the cost of design, installation, metering, operating and maintenance) shall be paid by Tenant as Additional Rent. Without obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld, Tenant shall not install lighting requiring power in excess of that required for normal office use in the Building, or install equipment requiring power in excess of 110 volts. If Landlord grants such consent, Tenant shall pay the cost of such excess power together with the cost of installing any additional risers, transformers, panels or other facilities that may be necessary to furnish such excess power to the Premises as Additional Rent. In no event shall Tenant connect any apparatus or device with electric current serving the Premises except through existing electrical outlets in the Premises, and Tenant shall not overload any such electrical outlet, or the Building’s electrical system. Subject to the restrictions and limitations contained in this Section 7, Landlord consents to the use by Tenant of a portable cooling device for its server room (Movincool CP26).

(h) Tenant shall not connect or use any apparatus or device in the Premises: (i) using current in excess of 110 volts, (ii) which would cause Tenant’s electrical demand load to exceed 1.0 watts per rentable square foot for overhead lighting or 2.0 watts per rentable square foot for convenience outlets, or (iii) which would exceed the capacity of the existing panel or transformer serving the Premises. Tenant shall not connect with electric current (except through existing outlets in the Premises or such additional outlets as may be installed in the Premises as part of the initial improvements or alterations approved by Landlord).

(i) All requests for air-conditioning, ventilation or heating during hours when such services are not normally furnished by Landlord must be submitted in writing to the management office of the Building upon such advance notice as Landlord shall from time to time reasonably prescribe. Tenant shall pay to Landlord as Additional Rent a reasonable charge as determined by Landlord for all heating or cooling energy to the Premises in excess of that required for normal office use or during hours when heat or air-conditioning is not otherwise furnished by Landlord.

8. ALTERATIONS. Except for the work provided for in Exhibit B which is governed by the terms of Exhibit B, Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord’s written consent, which consent shall not be unreasonably withheld. Any alterations, additions or improvements (except the improvements covered by Exhibit B, which shall be governed by the provisions of Exhibit B) to the Premises consented to by Landlord shall be made by Landlord for Tenant’s account, and Tenant shall reimburse Landlord as additional rent for all costs incurred by Landlord under this Section (including reasonable charges for construction administration) within thirty (30) days after receipt of Landlord’s statement therefore. All additions, alterations or improvements to the Premises, including, without limitation, all carpeting, partitions and fixtures of any kind, shall become at once a part of the realty and belong to Landlord, except for any telephone control boxes and other telephone equipment (other than wiring), unattached and movable personal property and trade fixtures placed on the Premises by the Tenant. Prior to the expiration or sooner termination of the Term hereof, Tenant shall remove its trade fixtures and unattached and movable personal property and Tenant promptly shall repair, at its sole cost and expense, any damage to the Premises or the Building caused by such removal. Notwithstanding any other provisions contained in this Lease, Tenant agrees that upon Landlord’s written request made at least thirty (30) days prior to the expiration or termination of this Lease, Tenant, at its sole cost and expense, shall remove promptly any alterations, additions, improvements, personal property designated by Landlord to be removed (except for Tenant Standard Improvements) and repair any damage to the Premises or the Building resulting from such removal. Tenant’s obligation to remove any alterations, additions, improvements, fixtures and/or personal property and to repair any damage resulting from such removal shall survive the expiration or termination of this Lease. If Tenant fails to remove any alterations, additions, improvements, fixtures and/or personal property designated by Landlord to be removed, or if Tenant is in default hereunder, Landlord shall have the right but not the obligation to remove, store and sell the same at Tenant’s expense, and if Tenant is in default hereunder, Landlord shall be entitled to apply any proceeds of the sale to Tenant’s obligations hereunder. Should Landlord sell Tenant’s alterations, additions, improvements, fixtures or personal property pursuant to the foregoing sentence, Landlord shall have no obligation to sell the same at public auction or to conduct a public sale. To the extent allowable, Tenant hereby waives any and all statutes and ordinances relating the disposition of abandoned or unclaimed property.

9. LIENS. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant, including but not limited to mechanic liens, materialman liens, or other liens of any character, type or nature whatsoever. Should Tenant fail to remove any such lien within five (5) business days of notice to do so from Landlord, and without waiving its rights based on such breach, Landlord may, in addition to any other remedies, record a bond pursuant to California Civil Code Section 3143 and all amounts incurred by Landlord in so doing shall become immediately due and payable by Tenant to Landlord as Additional Rent. Furthermore, without waiving any rights based on such breach, Landlord may pay and satisfy any such liens, without inspection, and in such an event, the sums so paid by Landlord shall be due and payable by Tenant immediately, with interest from the date paid by Landlord, through the date Tenant pays Landlord, at the maximum interest rate allowable by law. All sums paid pursuant to the preceding sentence by Landlord shall be due and payable as Additional Rent. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens. And any and all attorneys’ fees incurred by Landlord in connection with any liens allowed to be taken against the Premises on the Building by Tenant, shall be recoverable by Landlord as Additional Rent.

Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claims, demands, causes of action, damages, judgments or liabilities for mechanics’, materialman’s or other liens in connection with any alterations, repairs or any work performed, materials furnished or obligations incurred by or for Tenant.

10. REPAIRS. On the Commencement Date, Landlord agrees that Landlord will cause the mechanical, electrical, plumbing, heating, ventilating and air-conditioning, and vertical transportation systems to be in good operating order and condition. By taking possession of the Premises Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises. At all times during the term hereof and at Tenant’s sole cost and expense, Tenant shall keep the Premises and every part thereof, including without limitation, fixtures, interior walls, interior surfaces of exterior walls, windows, and doors located within the Premises, in good condition and repair, ordinary wear and tear, damage thereto by fire, earthquake, act of God or the elements excepted. Any repairs to the life safety, heating, ventilation and air-conditioning, plumbing or electrical systems serving the Premises shall be made by Landlord, provided that Landlord shall be entitled to recover any such repair costs as Operating Expenses for the Building. Notwithstanding the foregoing, if any repairs to the life safety, heating, ventilation and air-conditioning, plumbing or electrical systems shall be caused by alterations made by or on behalf of Tenant, or the misuse, excessive use or negligence of Tenant or Tenant’s agents, contractors, employees, subtenants, licensees, invitees or visitors, then Tenant shall reimburse Landlord upon demand for the cost of such repairs as Additional Rent. Any contractor or person selected by Tenant to perform repairs in the Premises shall be approved in advance in writing by Landlord. Any repairs undertaken by or for Tenant shall be completed in accordance with drawings and specifications approved by Landlord, shall be carried out in a good and workmanlike manner, shall comply with all applicable requirements of governmental authorities, and shall be performed in accordance with such additional conditions as Landlord may reasonably impose. Tenant hereby waives the benefits of the provisions of California Civil Code Sections 1941 and 1942 and any other similar laws, statues or ordinances now or hereafter in effect regarding Landlord’s obligations for Tenant habitability of the Premises and Tenant’s right to make repairs and deduct the cost of such repairs from Rent owing hereunder. Subject to the provisions of Section 8 above concerning the removal of alterations, additions and improvements, at the end of the Term hereof Tenant shall surrender to Landlord the Premises and all alterations, additions and improvements thereto in the same condition as when received or when first installed, ordinary wear and tear and damage by fire, earthquake, act of God or the elements excepted. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as may be set forth in Exhibit B. No representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically herein set forth.

11. DESTRUCTION OR DAMAGE.

(a) In the event the Premises or a portion of the Building is damaged by fire or other insured casualty, Landlord shall diligently repair the same to the extent possible with the insurance proceeds received by Landlord, subject to the provisions of this Section hereinafter set forth, if such repairs can in Landlord’s opinion be made within ninety (90) days after issuance of a building permit therefore under the laws and regulations of federal, state and local governmental authorities having jurisdiction thereof. In such event this Lease shall remain in full force and effect except that if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant’s agents, contractors, employees, subtenants, licensees, invitees or visitors, an abatement of Basic Rent shall be allowed Tenant for such part of the Premises as shall be rendered unusable by Tenant in the conduct of its business during the time such part is so unusable. Notwithstanding the foregoing, if such damage shall occur during the final year of the Term of this Lease, Landlord shall not be obligated to repair such damage, but may instead elect to terminate this Lease upon written notice given to Tenant within thirty (30) days after the date of such fire or other casualty, in which event this Lease shall terminate as of the termination date specified in Landlord’s notice.

(b) If such repairs cannot in Landlord’s opinion be made within ninety (90) days after issuance of a building permit therefore or if such damage is uninsured, Landlord may elect on notice to Tenant given within sixty (60) days after the date of such fire or other casualty to (i) repair or restore such damage, in which event this Lease shall continue in full force and effect, but Basic Rent shall be partially abated as provided in this Section 11(a) or (ii) terminate this Lease in which event this Lease shall terminate as of the termination date specified in Landlord’s notice.

(c) A total destruction of the Building automatically shall terminate this Lease. Landlord and Tenant acknowledge that this Lease constitutes the entire agreement of the parties regarding events of damage or destruction, and Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and any similar statute now or hereafter in force.

(d) If the Premises are to be repaired under this Section, Landlord shall repair at its cost any injury or damage to the Building itself and Tenant Standard Improvements in the Premises (or improvements with a value equivalent to Tenant Standard Improvements, which Landlord and

Tenant agree to be thirty five dollars ($35.00) per square foot of Rentable Area). Tenant shall pay the cost of repairing or replacing all other improvements in the Premises and Tenant’s trade fixtures, furnishings, equipment and other personal property.

12. INSURANCE.

(a) At all times during the Term and during any other time in which Tenant occupies the Premises, Tenant, at its sole cost and expense, shall procure, pay for, and maintain the following types of insurance with the following coverages:

(i) Liability and Worker’s Compensation Insurance. Tenant shall, at Tenant’s sole expense, obtain and keep in force during the Term (1) a policy of worker’s compensation insurance in the amounts required by statute, and Employer’s Liability Insurance in at least the following amounts: Bodily Injury by Accident – One Million Dollars ($1,000,000), Bodily Injury by Disease – One Million Dollars ($1,000,000) per employee, and aggregate per policy year; and (2) Commercial General Liability Insurance, including contractual liability insurance, for Bodily Injury, Property Damage and Personal/Advertising liabilities arising out of the use or occupancy of the Premises and all areas appurtenant thereto, including parking areas. Such insurance shall be in an amount satisfactory to Landlord of not less than $3,000,000 per occurrence with a $3,000,000 annual aggregate for all claims.

(ii) Insurance for Tenant’s Personal Property; Fixtures and Equipment. Tenant shall at Tenant’s sole expense, obtain and keep in force during the Term insurance for (1) Tenant’s personal property, without deduction for depreciation; inventory, alterations, fixtures and equipment located on the Premises, in an amount not less than one hundred percent (100%) of their actual replacement value, for the full replacement value thereof without deduction for depreciation; (2) worker’s compensation insurance in statutory limits; (3) Business Income at least twelve (12) months coverage for loss of business income and continuing expenses, and specifically insuring that one hundred percent (100%) of the monthly Basic Rent, and Additional Rent due hereunder, will be paid to Landlord for a period of not less than one (1) year, and (iv) all plate glass on the Premises. The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the personal property, inventory, alterations, fixtures, equipment and plate glass so insured.

(b) Delivery of Evidence of Tenant’s Insurance. Each such insurance policy or certificate thereof shall be delivered to Landlord by Tenant on or before the effective date of such policy and thereafter Tenant shall deliver to Landlord renewal policies or certificates at least thirty (30) days prior to the expiration dates of the expiring policies. In the event that Tenant shall fail to insure or shall fail to furnish Landlord the evidence of such insurance as herein required, Landlord may from time to time acquire (without any obligation to do so) such insurance for the benefit of Tenant or Landlord or both of them for a period not exceeding one (1) year, and any premium paid by Landlord shall be recoverable from Tenant as Additional Rent on demand. Tenant’s compliance with the provisions of this Paragraph 12 shall in no way limit Tenant’s liability under any of the other provisions of this Lease. Landlord may at any time, and from time to time, inspect and/or copy any and all insurance policies required by this Lease

(c) Other requirements. The insurance to be acquired and maintained by Tenant shall be with companies admitted to do business in the State of California and companies of Best’s Rating Guide of A+ or better. Tenant shall deliver to Landlord, prior to taking possession of the Premises, a certificate of insurance evidencing the existence of the policies required hereunder, and such certificate shall certify that the policy: (i) names Landlord, Landlord’s lender, Landlord’s management company and/or any other designated entities as additional insureds under the Commercial General Liability policy; (ii) shall not be canceled or altered without thirty (30) days prior written notice to Landlord; (iii) insures performance of the indemnity set forth in Section 13(a); (iv) provide that no act or omissions of Tenant shall affect or limit the obligations of the insurer with respect to other insureds or including Landlord; (v) include all waiver of subrogation rights endorsements necessary to effect the provisions below, and; (vi) provide that the Commercial General Liability policy and the coverage provided shall be primary, that Landlord although an additional insured, shall nevertheless be entitled to recovery under such policy for any damage to Landlord or other Indemnities (as hereinafter defined) by reasons of acts or omissions of Tenant, and that coverage carried by Landlord shall be noncontributory with respect to policies carried by Tenant.

(d) Landlord’s Property Insurance. Landlord has currently in force and shall maintain in force during the Term a policy or policies of risk of direct physical loss or damage insurance covering damage from fire and other perils (and, at Landlord’s sole and absolute discretion, earthquake and flood), for loss or damage to the Building, in the amount of ninety percent (90%) of the full replacement value thereof. Such insurance costs shall be included in Operating Expenses. Landlord does not carry nor shall it have any obligation to carry insurance specifically intended to insure either Landlord or Tenant from any acts of terrorism.

(e) Landlord’s Liability Insurance. Landlord has currently in force and shall maintain in force during the Term a Commercial General Liability policy insuring against liability (including bodily injury or property damage) arising on or about the Building in commercially reasonable amounts as determined by Landlord in its reasonable discretion. Such insurance costs shall be included in Operating Expenses.

(f) Mutual Waiver of Subrogation. The parties hereto release each other and their respective authorized representatives, partners, officers, agents, employees and servants, from any and all claims, demands, loss, expense or injury to any person, or to the Premises or the Building or to personal property, including, but not limited to, furnishings, fixtures or equipment located therein, caused by or resulting from perils, events or happenings which are the subject of insurance in force at the time of such loss. Each party shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy in effect as required by this Lease.

(g) No Ownership. Nothing contained in this Section 12 shall be construed as creating or implying the existence of (i) any ownership by Tenant of any fixtures, additions, Alterations, or improvements in or to the Premises or (ii) any right on Tenant’s part to make any addition, Alteration or improvement in or to the Premises.

13. INDEMNIFICATION.

(a) Irrespective of the availability to Landlord of insurance coverage maintained by Landlord, Tenant agrees to indemnify, defend and hold harmless Landlord, its property management company, the holder of any mortgage and or deed of trust and any ground lessor under any ground lease, together with their respective agents, employees, contractors, officers, servants, directors, partners, investors, licensees, members and affiliates (collectively “Indemnitees”) from and against any and all claims, liabilities, damages, losses, causes of action, costs and expenses, including without limitation penalties, fines and reasonable attorneys fees and costs (collectively “Claims”), incurred in connection with or arising from any cause whatsoever in, on or about the Premises, including without limiting the generality of the foregoing: (1) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant’s part to be observed or performed, (2) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person or entity claiming through or under Tenant, (3) the condition of the Premises or any occurrence or happening on the Premises from any cause whatsoever, or (4) any acts, omissions or negligence of Tenant or any person or entity claiming through or under Tenant, or of the agents, contractors, employees, subtenants, licensees, invitees or visitors of Tenant or any such person or entity, in, on or about the Premises or the Building, either prior to the commencement of, during, or after the expiration of the Term, including without limitation any acts, omissions or negligence in the making or performing of any Alterations. Tenant further agrees to defend, indemnify and save harmless Indemnitees, from and against any and all Claims, incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any use, occupancy, condition, occurrence, happening, act, omission or negligence referred to in the preceding sentence, including but not limited to, any Claims resulting from Tenant’s Work, as that term is defined in Exhibit B. In the event any action or proceeding is brought against Landlord for any claim against which Tenant is obligated to indemnify Landlord hereunder, Tenant upon notice from Landlord shall defend such action or proceeding at Tenant’s sole expense by counsel approved by Landlord, which approval shall not be unreasonably withheld. The provisions of this Section 13(a) shall survive the expiration or earlier termination of this Lease.

(b) Landlord shall not be responsible for or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Premise or any part of the Building or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes or falling plaster, or electrical wiring or for any damage or loss of property within the Premises from any causes whatsoever, including but not limited to theft, and/or acts or threatened acts of terrorism, excepting only losses or damages resulting from the gross negligence or willful misconduct of Landlord, and in no event shall Landlord be liable to Tenant for any incidental and/or consequential damages.

14. COMPLIANCE WITH LEGAL REQUIREMENTS; NO WASTE.

(a) At Tenant’s sole cost and expense, Tenant shall promptly comply with all laws, statutes, ordinances, rules, regulations, orders, municipal, state, and federal authorities now in force or that may later be in force, including, but not limited to, all provisions of the American With Disabilities Act; with the requirements of any board of fire underwriters or other similar body now or in the future constituted; with any direction or occupancy certificate issued by public officers (collectively “Requirements”), insofar as they relate to the condition, use, occupancy or Tenant’s alteration of the Premises; except for (a) structural changes or changes to the electrical, mechanical, or plumbing systems of the Building, to the extent such changes are not necessitated by Tenant’s acts, or by improvements made by or for Tenant; (b) alterations or improvements to the Building as a whole or the common areas of the Building, to the extent such changes are not necessitated by Tenants acts or by improvements made by or for Tenant; and (c) work necessitated by defects in the construction of the Building. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party or not, that Tenant has violated any Requirement in the condition, use or occupancy of the Premises, shall be conclusive of that fact as between Landlord and Tenant.

(b) In the event that Landlord shall be required to comply with any Requirement as a result of any structural changes, changes to the electrical, mechanical or plumbing systems of the Building or the Premises or any alterations or improvements to the Building as a whole or the Common Areas of the Building done solely for the benefit of Tenant or due to Tenant’s occupancy or alteration of the Premises, any and all costs of such changes, alterations and improvements together with any and all costs associated with Landlord’s compliance with Requirements in connection therewith shall be for the account of Tenant and Tenant shall within ten (10) days of receipt pay all invoices therefore as Additional Rent.

(c) Tenant shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance or other act or thing that may disturb the quiet enjoyment of any other tenant in the Building.

(d) Except as expressly excluded or paid directly by Tenant pursuant to clause (b) above, any cost or expense of Landlord in complying with Requirements shall be included in the definition of Operating Expenses.

(e) The obligations imposed on Tenant by this Section 14 are in addition to, and not in lieu of, the obligations imposed on Tenant by Section 6 of this Lease.

15. ASSIGNMENT OR SUBLETTING.

(a) Tenant shall not assign, mortgage, pledge, encumber, or hypothecate this Lease or any interest herein (directly, indirectly, voluntarily or involuntarily, by operation of law, or otherwise) or sublet the Premises or any part thereof, or permit the use of the Premises by anyone other than Tenant without the prior written consent of Landlord first being obtained. If Tenant is a corporation or a partnership, the transfer (as a consequence of a single transaction or any number of separate transactions) of fifty percent (50%) or more of the beneficial ownership interest of the voting stock of Tenant issued and outstanding as of the date hereof or partnership interests in Tenant, as the case may be, shall constitute an assignment hereunder for which such consent is required. Notwithstanding the foregoing, a transfer or issuance of Tenant’s stock over the New York Stock Exchange, the American Stock Exchange, or NASDAQ shall not be deemed an assignment, subletting, or other transfer of this Lease, or the Premises requiring Landlord’s consent. Further, Tenant shall not assign this Lease or sublet the Premises or any portion thereof to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from merger or consolidation with Tenant, or to any person or entity which acquires all the assets as a going concern of the business of Tenant that is being conducted on the Premises, without the prior written consent of Landlord. Any of the foregoing acts without such consent shall be void and, at the sole option of Landlord, constitute an Event of Default entitling Landlord to terminate this Lease and to exercise all other remedies available to Landlord under this Lease and at law.

(b) In the event that Tenant should desire to sublet the Premises or any part thereof, or assign this Lease, Tenant shall provide Landlord with written notice of such desire at least forty-five (45) days in advance of the proposed effective date of such subletting or assignment. Such notice shall include: (i) the name of the proposed sublessee or assignee, (ii) the nature of business to be conducted by the proposed sublessee or assignee in the Premises, (iii) the terms and conditions of the proposed assignment or sublease including but not limited to a detailed description of all compensation in cash or otherwise which Tenant would be entitled to receive in connection with such assignment or sublease, and (iv) the most recent financial statements or other financial information concerning the proposed sublessee or assignee as Landlord may require. At any time within thirty (30) days following receipt of Tenant’s notice, Landlord may by written notice to Tenant elect to: (i) terminate this Lease as to the space affected by the proposed subletting or assignment, as of the effective date of the proposed subletting or assignment, (ii) consent to the proposed subletting of the Premises or assignment of this Lease or (iii) disapprove of the proposed subletting or assignment. Landlord may elect to terminate this Lease as to the space affected by the proposed assign or subletting in its sole and absolute discretion. If Landlord does not elect to terminate this Lease, however, Landlord shall not unreasonably withhold its consent to a proposed subletting or assignment. Without limiting other situations in which it may be reasonable for Landlord to withhold its consent to any proposed assignment or sublease, Landlord and Tenant agree that it shall be reasonable for Landlord to withhold its consent in any one or more of the following situations: (i) in Landlord’s reasonable judgment, the proposed subtenant or assignee or the proposed use of the Premises would detract from the status of the Building as a first-class office building or would generate foot traffic or density materially in excess of the amount generated by Tenant’s business or would otherwise be in excess of that customary for the Building or would impose a materially greater load upon elevator, janitorial, security or other services than is generated by Tenant’s business or would otherwise in excess of that be customary for the Building; (ii) in Landlord’s reasonable judgment, the financial worth of the proposed subtenant or assignee does not meet the credit standards applied by Landlord in considering other tenants under leases with comparable terms, or Tenant shall have failed to provide Landlord with reasonable proof of the financial worth of the proposed subtenant or assignee; (iii) in Landlord’s reasonable judgment, the business history and reputation in the community of the proposed subtenant or assignee does not meet the standards applied by Landlord in considering other tenants in the Building; or (iv) the proposed subtenant or assignee shall be a then existing or prospective tenant of the Building; provided that in any event Landlord shall be entitled to exercise its right of termination in lieu of consenting to a transfer, as set forth above. Subject to obtaining Landlord’s consent in accordance with the requirements of this Section, in order for any assignment or sublease to be binding on Landlord, Tenant must deliver to Landlord, promptly after execution thereof, an executed copy of such sublease or assignment whereby the sublessee or assignee shall expressly assume all obligations of Tenant under this Lease as to the portion of the Premises subject to such assignment or sublease. Any purported sublease or assignment will be of no legal force or effect unless and until the proposed sublease has been consented to, in writing, by Landlord and a fully executed copy thereof has been received by Landlord.

(c) Landlord and Tenant agree that after deducting brokerage commissions, legal fees and tenant improvements incurred by Tenant in procuring a subtenant or assignee, fifty percent (50%) of any rent or other consideration received or to be received by or on behalf of or for the benefit of Tenant as a result of any assignment or subletting, in excess of the Basic Rent and Operating Expenses and Property Taxes which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease or assignment) shall be payable to Landlord as Additional Rent under this Lease without affecting or reducing any other obligation of Tenant hereunder (“Excess Rent”). Landlord’s share of such Excess Rent or other consideration shall be paid by the Tenant directly to Landlord at the same time as such rent or other consideration is payable to Tenant. Concurrently with the payment of Excess Rent by Tenant to Landlord, Tenant shall furnish Landlord with a complete statement, certified by an independent certified public accountant of Tenant’s choice, setting forth in detail the computation of any and all Excess Rent.

(d) Regardless of Landlord’s consent, no subletting or assignment shall release Tenant or any guarantor of Tenant, of its or their obligations, or alter the primary liability of Tenant and its guarantor(s), if any, to pay Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of payments by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent or further assignment, subletting, hypothecation or third party use or occupancy. In the event of default by any assignee or successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant and/or its guarantor(s), if any, without the necessity of exhausting remedies against said assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant and/or its guarantor(s), if any, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant and/or its guarantor(s), if any, or any successor of Tenant of liability under this Lease.

(e) Tenant shall pay to Landlord, as Landlord’s cost of processing each proposed assignment or subletting, whether or not Landlord consents to the proposed transfer, and whether or not an assignment or sublease is eventually entered into, an amount equal to the sum of: (i) Landlord’s attorneys’ and other professional fees, plus (ii) the sum of One Thousand Dollars

($1,000.00) for the cost of Landlord’s administrative, accounting and clerical time (collectively, “Processing Costs”), and the amount of all direct costs and expenses incurred by Landlord arising from the assignee or sublessee taking occupancy of the subject space (including, without limitation, costs of freight elevator operation for moving and furnishings and trade fixtures, janitorial and cleaning service, additional security services, and rubbish removal service). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord’s consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord’s estimate of the Processing Costs and all other direct costs and indirect costs and expenses of Landlord and its agents arising from the assignee or subtenant taking occupancy.

(f) Landlord shall have the unconditional right to sell, encumber, pledge, convey, transfer, and/or assign any and all of its rights and obligations under the Lease without the consent of or notice to Tenant or any guarantor(s) of Tenant’s obligations hereunder.

16. RULES. Tenant shall faithfully observe and comply with the rules and regulations annexed to this Lease and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord. In the event of a conflict between the rules and regulations and the provisions of this Lease, this Lease shall govern. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any said rules and regulations or the failure by Landlord to enforce the performance by any other tenant or occupant of the Building.

17. ENTRY BY LANDLORD. After reasonable prior notice from Landlord to Tenant (unless in the event of an emergency), Landlord may enter the premises at reasonable hours (which shall be deemed to include all normal business hours) to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders, insurer or tenants, (c) determine whether Tenant is complying with all its obligations hereunder, (d) supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, (e) post notices of nonresponsibility, (f) take possession due to any breach of this Lease in the manner provided herein, (g) perform any covenants of Tenant which Tenant fails to perform, and (h) repair, alter or improve the Premises or any portion of the Building, whether pursuant to Section 40 hereof or as otherwise provided for herein, and may for such purposes erect, use and maintain scaffolding, pipes, conduits and other structures in and through the Premises where reasonably required by the nature of the work to be performed; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference with the operation of Tenant’s business as reasonably possible. There shall be no abatement of any Rent by reason of Landlord’s entry of the Premises pursuant to this Section 17 and Tenant hereby waives any claim for damages, including but not limited to interference with business, lost profits, and any other incidental or consequential damages of any sort whatsoever, for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, or about the Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant in advance); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by

Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations, or decorations except as otherwise expressly agreed to be performed by Landlord herein.

18. EVENTS OF DEFAULT. The occurrence of any one or more of the following events (“Events of Default”) shall constitute a breach of this Lease by Tenant: (a) if Tenant shall default in its obligation to pay any Rent due hereunder; or (b) if Tenant shall vacate or abandon the Premises for a continuous period exceeding five (5) business days; or (c) if Tenant shall fail to perform or observe any other term hereof or of the rules and regulations contemplated herein to be performed or observed by Tenant hereunder, and such failure shall not have been cured by Tenant within thirty (30) days after notice thereof from Landlord, or, if such failure shall be of a nature so as reasonably to require more than thirty (30) days to effect the cure thereof, Tenant shall not within said thirty (30) day period commence with due diligence and dispatch the curing of such failure; or (d) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or hall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or shall fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its property; or (e) if within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (f) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days; or (g) if Tenant fails to timely deliver to Landlord any instrument or assurances required pursuant to this Lease, including an estoppel certificate pursuant to Section 28 of this Lease; or (h) if Tenant makes or has made or furnishes any warranty, representation or statement to Landlord in connection with this Lease, or any other agreement made by Tenant for the benefit of Landlord, which is or was false or misleading in any material respect when made or furnished; or (i) Tenant assigns or attempts to assign this Lease or subleases or attempts to sublease any portion of the Premises in violation of Section 15; or (j) if Tenant defaults under any other lease between Tenant and Landlord or any affiliate of Landlord, and Tenant fails to cure such default within the applicable period set forth therein; or (k) the committing of waste on the Premises, in the Building; or (l) Tenant’s failure to timely occupy the Premises pursuant to Section 2 of this Lease; or (m) Tenant’s failure to perform any other act or obligation under this Lease, if such failure shall continue for fifteen (15) days after written notice from Landlord to Tenant; or (n) the occurrence of any event which pursuant to the terms hereof constitutes an Event of Default hereunder.

19. REMEDIES FOR DEFAULT.

On the occurrence of an Event of Default by Tenant hereunder, Landlord shall have the right to pursue any one or more of the following remedies in addition to any other remedies now or later available to Landlord, either in law or equity, which remedies shall not be exclusive, but shall instead be cumulative:

(a) The right to (i) remove all persons and property from the Premises and repossess same, in which case any and all of Tenant’s property that Landlord removes from the Premises may be stored in a public warehouse or elsewhere at the cost of, and for the account of, Tenant; or (ii) allow Tenant to remain in full possession and control of the Premises. If Landlord chooses to repossess the Premises, then this Lease will automatically terminate in accordance with the provisions of California Civil Code Section 1951.2. In the event of such termination of the Lease, Landlord may recover from Tenant: (a) the worth at the time of award of the unpaid Rent which had been earned at the time of termination, including interest at the maximum rate allowed by law; (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, including interest at the maximum rate allowed by law; (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. “The worth at the time of the award,” as used in (a) and (b) of this subsection shall be computed by allowing interest at the maximum rate allowed by law. “The worth at the time of the award,” as referred to in (c) of this subsection shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

(b) Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, lost rents, eviction costs, attorney’s fees, brokers’ commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining Term. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, unless Landlord notifies Tenant that Landlord elects to terminate this Lease. After Tenant’s default and for as long as Landlord does not terminate Tenant’s right to possession of the Premises, if Tenant obtains Landlord’s consent, Tenant shall have the right to assign its interest in this Lease, or sublet all or a portion of the Premises, but Tenant shall not be released from liability or its obligations under this Lease. Landlord’s consent to a proposed assignment or subletting shall be as required in Section 15.

(c) If Landlord elects to relet the Premises as provided in this Section 19, then any Rent that Landlord receives from reletting shall be applied to the payment of:

(1) First, any indebtedness from Tenant to Landlord other than Rent due from Tenant;

(2) Second, all costs incurred by Landlord in reletting, including costs for maintenance; and

(3) Third, Rent due and unpaid under this Lease.

(d) After deducting the payments referred to in this Section 19, any sum remaining from any Rent that Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess Rent received by Landlord. If, on the date Rent is due under this Lease, the Rent received from any reletting is less than the Rent due on that date, then Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs which Landlord incurred in reletting, including without limitation maintenance, that remain after applying the Rent received from the reletting, as provided in this Section 19.

(e) Except as otherwise provided by law, any Rent not paid when due shall bear interest at the Default Rate from the date due until paid and shall be subject to the late charge set forth in Section 36 hereof.

(f) In addition to any other remedies provided by this Section 19 of the Lease, or any other provision of this Lease, or as provided by law, upon the occurrence of an Event of Default on the part of Tenant during the Term of this Lease, as the same may be extended, following notice and a reasonable opportunity to cure, all unamortized costs of Tenant Improvements (as defined in Exhibit B hereof) together with the unamortized balance of any broker’s commissions paid by Landlord in connection with this Lease and/or any extension thereof, shall be accelerated and become immediately due and payable to Landlord upon demand. Any sums owed pursuant to this Section 19(f) shall survive termination of the Lease, and shall be deemed to be Additional Rent hereunder.

20. CONTINUATION AFTER DEFAULT. Even though Tenant has breached this Lease and/or abandoned the Premises, this Lease shall continue in full force and effect for so long as Landlord does not terminate Tenant’s right to possession as provided in Section 19 above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due under this Lease. In such event, Landlord may exercise all of the rights and remedies of a Landlord under Section 1951.4 of the California Civil Code, or any successor statute. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession.

21. OTHER RELIEF. In the event of re-entry or taking possession of the Premises, Landlord shall have the right but not the obligation to remove all or any part of the trade fixtures, furnishings, equipment and personal property located in the Premises and to place the same in storage at a public warehouse at the expense and risk of Tenant or to sell such property in accordance with applicable law. The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity, by statute or otherwise. Any amounts so expended by Landlord shall be immediately payable by Tenant and shall be deemed to be Additional Rent hereunder.

22. LANDLORD’S RIGHT TO CURE DEFAULT. All agreements and provisions to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without abatement of Rent. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall not be cured within the applicable cure period provided for herein, if any, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as provided in this Lease. All sums so paid by Landlord and all necessary incidental costs shall be on Tenant’s account and shall be deemed Additional Rent hereunder and shall be payable to Landlord on demand.

23. ATTORNEYS’ FEES. If as a result of any breach or default on the part of Tenant under this Lease, Landlord uses the services of an attorney in order to secure compliance with this Lease, Tenant shall reimburse Landlord upon demand as Additional Rent for any and all attorneys’ fees and expenses incurred by Landlord, whether or not formal legal proceedings are instituted. Should either party bring an action against the other party, by reason of or alleging the failure of the other party to comply with any or all of its obligations hereunder, whether for declaratory or other relief, then the party which prevails in such action shall be entitled to its reasonable attorneys’ fees and expenses related to such action, in addition to all other recovery or relief. A party shall be deemed to have prevailed in any such action (without limiting the generality of the foregoing) if such action is dismissed upon the payment by the other party of the sums allegedly due or the performance of obligations allegedly not complied with, or if such party obtains substantially the relief sought by it in the action, irrespective of whether such action is prosecuted to judgment.

24. EMINENT DOMAIN. If all or any part of the Premises shall be condemned or taken as a result of the exercise of the power of eminent domain, including any conveyance or assignment in lieu of any condemnation or taking, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by notice to the other within thirty (30) days after the date of such taking; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant’s use of the balance of the Premises. If any material part of the Building (other than the Premises) shall be taken under power of eminent domain or conveyed in lieu thereof, Landlord may terminate this Lease at its option. In any event, Landlord shall be entitled to any and all compensation, damages, income, rent, awards and any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the bonus value of any unexpired term of this Lease or otherwise; provided, however, that nothing herein shall prevent Tenant from pursuing a separate award against the taking entity, specifically for its relocation expenses or for the taking of any personal property or trade fixtures belonging to Tenant, so long as such separate award to Tenant does not diminish any award otherwise due Landlord as a result of such condemnation or taking. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Basic Rent thereafter to be paid shall be reduced in proportion to the portion of the Premises taken. For purposes of this Section, the date of taking shall be the date upon which the condemning authority takes possession of any part of the Building or the date upon which Tenant is required by the condemning authority to commence vacating the Premises, whichever is earlier. Notwithstanding anything to the contrary contained in this Section, if the Premises or any part thereof shall be taken under power of eminent domain on a temporary basis, this Lease shall be and remain unaffected by such taking and Tenant shall continue to pay in full all Rent payable hereunder, provided that Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the term of this Lease, and Landlord shall be entitled to receive that portion of any award which represents the cost restoration of the Premises and the use and occupancy of the Premises after the end of the Term of this Lease. Tenant hereby waives and releases any right to terminate this Lease under Sections 1265.120 and 1265.130 of the California Code of Civil Procedure, or under any similar law, statute or ordinance now or hereafter in effect.

25. SUBORDINATION.

(a) This Lease and the rights of Tenant hereunder are subject and subordinate to any ground or underlying lease and the lien of the holder of or beneficiary under a mortgage or deed of trust which now or in the future encumbers the Building and to any and all advances made thereunder, and interest thereon, and all modifications, renewals, supplements, consolidations and replacements thereof.

(b) Tenant agrees that any ground or underlying lessor or lender may at its option, unilaterally elect to subordinate in whole or in part, such ground or underlying lease or the lien of such mortgage or deed or trust to this Lease. Such subordination or priority of this Lease, as the case may be, shall be effective without the necessity of executing any further instrument or agreement to effect such subordination or priority; provided, however, that Tenant agrees to execute, acknowledge and deliver to Landlord upon demand any and all instruments required by Landlord or any such ground or underlying lessor or lender evidencing the subordination or priority of this Lease, as the case may be. Tenant hereby irrevocably appoints Landlord as its agent and attorney-in-fact to execute, acknowledge and deliver any such instruments in the name of and on behalf of Tenant if Tenant fails to so execute, acknowledge and deliver such instruments within ten (10) days after written request therefore.

26. NO MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

27. SALE. In the event the original landlord hereunder, or any successor owner of the Building, shall sell or convey the Building, all liabilities and obligations on the part of the original landlord, or such successor owner, under this Lease, accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

28. ESTOPPEL CERTIFICATE; FINANCIAL STATEMENTS.

(a) At any time and from time to time, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after receipt thereof, a certificate, in a form acceptable to Landlord, and substantially similar to Exhibit F attached hereto and incorporated herein, certifying, among other things: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (ii) the date, if any, to which Rent and other sums payable hereunder have been paid; (iii) that no notice has been received by Tenant of any default which has not been cured except as to defaults specified in said certificate; and (iv) such other matters as reasonably may be requested by Landlord, or any mortgagee, beneficiary, ground or underlying lessor, purchaser or prospective purchaser of the Building or any interest therein. In the event any potion of the certificate is not factually correct, Tenant shall make such corrections as are necessary and return the certificate within five (5) days of receipt. Any such certificate may be relied upon by Landlord and any mortgagee, beneficiary, ground or underlying lessor, purchaser or prospective purchaser of the Building or any interest therein. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, acknowledge and deliver any such certificate in the name of and on behalf of Tenant if Tenant fails to so execute, acknowledge and deliver such certificate within five (5) days after receipt thereof. Tenant’s failure to execute and return the certificate to Landlord within five (5) days shall be conclusive and binding upon Tenant that all information set forth in such certificate is true and accurate. Tenant’s failure to execute, correct if necessary, and return the certificate within five (5) days shall at the option of Landlord result in an Event of Default on the part of Tenant hereunder.

(b) Within fifteen (15) days after Landlord’s request therefor, Tenant will furnish Landlord with Tenant’s most recent audited financial statements, or, if no such audited statements have been prepared, such other financial statements as may have been prepared by an independent certified public accountant, or failing those, Tenant’s internally prepared accounting statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord, Tenant’s recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord and, following the occurrence of any Event of Default hereunder, will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential, except: (i) to Landlord’s mortgagee or prospective mortagees or purchasers of the Building, (ii) in litigation between Landlord and Tenant, and (iii) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 28(b) more than once every twelve (12) period, unless requested by Landlord’s mortgagee or a prospective purchaser or lender of the Building, or if an Event of Default occurs on the part of Tenant hereunder. Tenant’s failure to provide financial statements as required by this Section 28(b) or if any financial statements so provided are found to be intentionally false or misleading shall at the option of Landlord constitute an Event of Default on the part of Tenant hereunder.

29. NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease, entitle Tenant to any reduction in Basic Rent or Additional Rent hereunder or impose any liability whatsoever on Landlord.

30. HOLDING OVER. If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the Term, Tenant shall become a tenant from month-to-month upon the terms herein specified, except that the monthly Basic Rent shall equal to one hundred and fifty percent (150%) of the Basic Rent payable by Tenant at the expiration of the Term. In addition, Tenant shall continue to pay Tenant’s Percentage Share of Operating Expenses and Property Taxes, and all other amounts due to Landlord hereunder. Each party shall give the other notice at least one (1) month prior to the date of termination of such monthly tenancy of its intention to terminate such tenancy.

31. LETTER OF CREDIT.

(a) Within five (5) days after the date of this Lease, Tenant will deliver to Landlord a Letter of Credit issued by a bank reasonable acceptable to Landlord (the “Bank”) in the amount of Eighty One Thousand Seven Hundred Fifty Two Dollars and Fifty Two Cents ($81,752.52), (the “LOC Amount”), as security for Tenant’s performance of all of Tenant’s covenants and obligations under this Lease, including but not limited to Base Rent, Additional Rent, and all other sums owed under the Lease, provided, however, that neither the Letter of Credit nor any Letter of Credit proceeds therefrom will be deemed an advance rent deposit or an advance payment of any other kind, or a measure or limitation of Landlord’s damages or constitute a bar or defense to any of the Landlord’s other remedies under this Lease or at Law upon Tenant’s default. The Letter of Credit will be maintained in effect from the date of this Lease through ninety (90) days after the expiration or earlier termination of the Term. On or prior to the expiration of such ninety (90) day period, Landlord will return to Tenant the Letter of Credit (unless presented for payment as provided herein) and any Letter of Credit proceeds then held by Landlord (other than those held for application by Landlord as provided herein, including application to cure any failure by Tenant to restore the Premises as required by this Lease upon the surrender of the Premises). In no event will any such return be construed as an admission by Landlord that Tenant has performed all of its obligations pursuant to the Lease. Landlord will not be required to segregate the Letter of Credit proceeds from its other funds and no interest will accrue or be payable to Tenant with respect thereto. Landlord may (but is not required to) draw upon the Letter of Credit and use the Letter of Credit proceeds or any portion thereof (i) to cure any Event of Default by Tenant which continues beyond the period of notice and opportunity to cure provided in this Lease, or (ii) to compensate Landlord for any damage Landlord incurs as a result of Tenant’s failure to perform any of its obligations hereunder following expiration of the notice period provided in this Lease; or (iii) to provide additional security in the event the Letter of Credit has not been replaced at least ten (10) days before expiration of its term. Use of the Letter of Credit proceeds will not constitute a bar or defense to any of Landlord’s other remedies under this Lease. In such event and upon written notice from Landlord to Tenant specifying the amount of the Letter of Credit proceeds so utilized by Landlord and the particular purpose for which such amount was applied, Tenant will immediately deliver to Landlord an amendment to the Letter of Credit or a replacement thereof in an amount equal to one hundred percent (100%) of the LOC Amount. Tenant’s failure to deliver such amendment or replacement to Landlord within five (5) days of Landlord’s notice will constitute an Event of Default hereunder. No lessor under any ground or underlying lease or holder of or beneficiary under a mortgage or deed of trust, nor any purchaser at any judicial or private foreclosure sale of the Project or any portion thereof will be responsible to Tenant for such Letter of Credit or any Letter of Credit proceeds unless such lessor, holder or purchaser has actually received the Letter of Credit or Letter of Credit proceeds.

(b) The Letter of Credit will be issued on an annual basis, and maintained in full force and effect for the entire Term of the Lease, and must provide: (i) that Landlord may make partial and multiple draws thereunder, up to the face amount thereof; (ii) that Landlord may draw upon the Letter of Credit up to the full amount thereof, as determined by Landlord, and the Bank will pay to Landlord the amount of such draw upon receipt by the Bank of a sight draft signed by Landlord and accompanied by a Landlord’s certificate as provided for in the Letter of Credit. In the event Landlord assigns or other transfers its interest in this Lease, the Letter of Credit will be freely transferable by Landlord, without charge and without recourse, to the assignee or transferee of such interest and the Bank will confirm the same to Landlord and such assignee or transferee. In the event that the Bank fails to notify Landlord that the Letter of Credit will not be renewed and Tenant has not delivered to Landlord, at least thirty (30) days prior to the relevant renewal date, a replacement Letter of Credit meeting the requirements set forth herein, then Landlord will be entitled to draw on the Letter of Credit as provided above, and will hold and apply the proceeds of such draw pursuant to this Section 31 of this Lease.

(c) Landlord’s draw upon the Letter of Credit Proceeds are in addition to any rights it has to draw upon any Security Deposit in this Lease. Furthermore, in addition to the reasons set forth above, Landlord may draw upon and execute on the Letter of Credit upon the occurrence of an Event of Default pursuant to Section 18 of the Lease in order to recover unamortized brokers commissions, unamortized Tenant Improvement costs, and any free Rent or other concessions offered to Tenant. Tenant’s failure to deliver, maintain, or renew the Letter of Credit pursuant to the obligations of this Section 31 will be deemed an Event of Default.

(d) Provided that not more than two (2) uncured Events of Default (or event which with the giving of notice or the passage of time, or both, would constitute an Event of Default) have occurred during the Term on the part of Tenant, the Tenant shall have the right to reduce Letter of Credit to Forty Thousand Eight Hundred Seventy Six Dollars and Twenty Six Cents ($40,876.26) upon expiration of the fifth (5th) full calendar month of the Term. Notwithstanding the foregoing, if at any time after a reduction of the Letter of Credit as provided in this Section 31, Tenant shall fail to pay any amount due hereunder and such failure shall not be cured within five (5) days following notice thereof to Tenant by Landlord, Tenant shall, without further demand or request on the part of Landlord, increase the Letter of Credit to Eighty One Thousand Seven Hundred Fifty Two Dollars and Fifty Two Cents ($81,752.52), as a condition to thereafter curing such Event of Default. Any failure to so increase the Letter of Credit as required hereunder following the occurrence of an Event of Default on the part of Tenant shall constitute a separate non-curable Event of Default. Furthermore, upon and following any Event of Default on the part of Tenant hereunder, whether or not cured by Tenant, Tenant shall have no right thereafter to reduce the Letter of Credit as may otherwise be provided in Section 31.

(e) In the event of a draw on the Letter of Credit, any proceeds thereof to the extent not otherwise utilized by Landlord as provided hereunder, shall be returned to the drawing Bank if the Letter of Credit is still in effect, or if the Letter of Credit is not then in effect or shall by its terms expire within ninety (90) days after such draw, the funds shall be held by Landlord as a security deposit hereunder (the “Security Deposit”). If applicable, the Security Deposit will be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay any Rent due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may at its option, and without prejudice to any other remedy it has, apply or retain all or any portion of the Security Deposit for the payment of any Rent in default or the payment of any other sum to which Landlord may become obligated by Tenant’s default, or to compensate Landlord for any loss or damage recoverable under the Lease which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, then within ten (10) days after written demand therefore, Tenant will deposit cash, or a replacement or amended Letter of Credit with Landlord in an amount sufficient to restore the Security Deposit to the full amount thereof. Tenant’s failure to restore the Security Deposit will constitute an Event of Default on the part of Tenant. Landlord’s application or retention of the Security Deposit will not constitute a waiver of Tenant’s default to the extent that the Security Deposit does not fully compensate Landlord for all losses or damages incurred by Landlord in connection with such default and will not prejudice any other rights or remedies available to Landlord under this Lease or by law. Landlord will not be required to keep the Security Deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations pursuant to this Lease, the Security Deposit or so much of the Security Deposit as has not been applied by Landlord, will be returned, without payment of interest or any other increment for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) within forty-five (45) days after the latter of: (i) expiration of the Term of this Lease; or (ii) vacation of the Premises by Tenant. No trust relationship is created between Landlord and Tenant with respect to the Security Deposit. Landlord will deliver the Security Deposit to the purchaser or assignee of Landlord’s interest in the Premises and thereupon Landlord will be discharged from any further liability with respect to the Security Deposit. Landlord and Tenant agree that Landlord may claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Tenant or Tenant’s officers, agents, employees, independent contactors, licensees, invitees or others coming into the Project, Building, or the Premises with the express or implied consent of Tenant or otherwise. Tenant agrees and acknowledges that no interest will be paid to Tenant on the Security Deposit.

32. WAIVER. The waiver by Landlord or Tenant of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by Tenant or Landlord in strict accordance with said terms. The subsequent acceptance of any payment hereunder by Landlord shall not be deemed to be a waiver of any breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular amount so accepted. Specifically Landlord may accept any payment from Tenant and apply same to any amount owing hereunder notwithstanding any stated intent or instruction on the part of Tenant to the contrary and without waiving or compromising any claim that such payment was less than the payment actually due from Tenant.

33. NOTICES.

(a) All notices, consent, demands and other communications from one party to the other given pursuant to the terms of this Lease or under the laws of the State of California, including but not limited to notice under the provisions of Section 1161 of the California Code of Civil Procedure and Section 1946 of the California Civil Code, shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, and addressed to Tenant or Landlord at the addresses respectively specified in the Lease Summary or to such other place as Tenant or Landlord may from time to time designate in a written notice to the other; or, in the case of Tenant, delivered to Tenant at the Premises or at any place where Tenant or any agent or employee of Tenant may be found, if sent subsequent to Tenant’s vacating, deserting, abandoning or surrendering the Premises. Tenant hereby agrees that service of notice in accordance with the terms of this Lease shall be in lieu of the methods of service specified in Section 1161 of the California Code of Civil Procedure. The provisions of subdivision 9(a) of Section 1013 of the California Code of Civil Procedure, extending the time within which a right may be exercised or an act may be done, shall not apply to a notice given pursuant to this Lease.

(b) Tenant agrees to give any holder of or beneficiary under a mortgage or deed of trust which now or in the future encumbers the Building and any lessor under any ground or underlying lease affecting the Building, a copy of any notice or claim of default served upon Landlord by Tenant in the manner prescribed above for giving notices, provided that prior to such notice Tenant has been notified in writing (by way of a copy of an assignment of Landlord’s interests in leases, notice of such ground or underlying lease or otherwise) of the address of such lender or lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time period provided in this Lease, then such lender or lessor shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if such lender or lessor has commenced cure within such thirty (30) days and is diligently pursuing the steps necessary to cure such default, plus, in any case, the time necessary to obtain possession if possession is necessary to cure such default.

34. COMPLETE AGREEMENT. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all prior negotiations, arrangements, correspondence, communications, brochures, agreements and understandings, if any, whether oral or written, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Building. There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is based solely upon the terms of this Lease.

35. MODIFICATION AND FINANCING CONDITIONS. If any mortgage or equity lender should require as a condition to the financing that Landlord obtain any amendment of the provisions of this Lease, Tenant agrees to execute such amendment, provided that such amendment shall not: (i) change the location of the Premises; (ii) increase the Rent or materially increase any of Tenant’s financial obligations under this Lease; (iii) materially interfere with Tenant’s use or occupancy of the Premises, or (iv) materially increase the obligations of Tenant under this Lease. If Tenant should refuse to execute any amendments so required within five (5) days after receipt of the same, Landlord shall have the right by notice to Tenant to cancel this Lease, and upon such cancellation Landlord shall refund any unearned Rent, the Deposit, if any, and neither party shall have any further liability to the other.

36. LIQUIDATED DAMAGES. Tenant acknowledges that late payment of basic rent or other amounts due to Landlord hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance, and notes secured by any encumbrance, covering the Premises or the Building. Therefore, if any installments of Basic Rent or any payment otherwise due from Tenant hereunder has not been received by Landlord within ten (10) days after its original due date, then Tenant shall pay Five Hundred Dollars ($500.00) to Landlord as liquidated damages. Said amount shall be charged for each calendar month (without proration) in which all or any portion of basic rent or other amount due to Landlord hereunder is delinquent for more than 10 days after its original due date. The parties agree that $500.00 per month represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any liquidated damages shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease or by law. Such liquidated damages shall be payable in addition to interest accruing under Section 3(d) of this Lease and shall be considered Additional Rent. If Tenant fails to pay any liquidated damages, Landlord may, at Landlord’s option apply the Deposit against Tenant’s obligation to pay such liquidated damages.

37. LIMITATION OF LIABILITY. Tenant agrees to look only to the equity of Landlord in the Building and not to Landlord personally with respect to any obligations or payments due or which may become due from Landlord hereunder, and no other property or assets of Landlord, its property manager or any their respective partners, joint venturers, officers, directors, shareholders, agents, members, affiliates, successors or employees, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s claims under or with respect to this Lease, and no partners, joint venturers, officers, directors, shareholders, agents, members, affiliates, successors or employees of Landlord or its property manager shall be personally liable in any manner or to any extent under or in connection with this Lease. If at any time the holder of Landlord’s interests hereunder is a partnership or joint venture, a deficit in the capital account of any partner or joint venturer shall not be considered an asset of such partnership or joint venture.

38. BROKER. Tenant represents and warrants to Landlord that no real estate broker,

agent or finder negotiated or was instrumental in negotiating or representing Tenant in the negotiation of this Lease or the consummation hereof except for the broker(s) identified in the Lease Summary. Landlord shall be responsible for the payment of the commission or fee, if any, owed to the broker(s) specified in the Lease Summary. Tenant shall pay the commission or fee of any other broker, agent or finder acting for Tenant or claiming any commissions or fee on the basis of contacts or dealings with Tenant and not disclosed herein by Tenant, and Tenant shall indemnify and hold Landlord harmless from and against any claims made by any such broker, agent or finder of Tenant and any and all costs and damage suffered by landlord as a consequence thereof, including without limitation attorneys’ fees.

39. ALTERATIONS TO BUILDING. Landlord shall have the right at any time and from time to time to change, add to, subtract from, or otherwise alter the Building, including without limitation, the location and/or size of entrances, doors and doorways, corridors, elevators, stairs, utility rooms, restrooms or other Common Areas of the Building. In addition, Landlord reserves the right to locate, both vertically and horizontally, install, maintain, use, repair and replace pipes, utility lines, ducts, conduits, flues, drains, sprinkler mains and valves, access panels, risers, wires and structural elements leading through the Premises in locations which will not materially interfere with Tenant’s use thereof. Landlord shall use reasonable efforts not to interfere unreasonably with the normal business operations of Tenant, but in any case there shall be no abatement of any Rent by reason of any actions of Landlord under the provisions of this Section, and Tenant hereby waives any claims for damages, consequential, incidental or otherwise, for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such actions.

40. QUIET POSSESSION. Landlord agrees that Tenant, upon paying the Rent and performing the terms, covenants and conditions of this Lease, may quietly have, hold and enjoy the Premises from and after Landlord’s delivery of the Premises to Tenant and until the end of the term, subject, however, to the provisions of Section 16, and any mortgages deeds of trust, ground or underlying leases, agreements and encumbrances to which this Lease is subordinate.

41. NON-DISCRIMINATION. Tenant agrees for Tenant and Tenant’s heirs, executors, administrators, successors and assigns and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, sex, religion, marital status, ancestry or natural origin (whether in the use, occupancy, subleasing, transferring, tenure or enjoyment of the Premises or otherwise) nor shall Tenant or any person claiming through or under Tenant establish or permit any such practice or practices of discrimination or segregation with reference to or arising out of the use or occupancy of the Premises by Tenant or any person claiming through or under Tenant.

42. INTRA BUILDING NETWORK CABLES. Notwithstanding any provisions of this Lease to the contrary, Landlord and Tenant agree as follows:

(a) Subject to clause (b) below, as part of Landlord’s obligation to provide services to the Premises, Landlord agrees to install, maintain and repair all telecommunication cabling, wiring and risers running throughout the Building to the terminal point located nearest to the Premises or Tenant’s telephone panel, as appropriate, so as to allow the Premises to be used for normal office use; provided however that the cost of such installation, maintenance and repair together with any and all costs associated with Landlord’s compliance with governmental laws, rules and regulations relating thereto shall be included within the definition of Operating Expenses.

(b) In addition to Landlord’s obligations under clause (a) above, Landlord agrees to install, maintain and repair such additional telecommunication cabling, wiring and risers as may be required to modify the Premises for Tenant’s use; provided that the cost of such installation, repair and maintenance together with any and all costs associated with Landlord’s compliance with governmental laws, rules and regulations in connection such modification shall be for the account of Tenant and Tenant shall within ten (10) days pay all invoices therefore as Additional Rent. If and to the extent that Tenant fails to pay such invoices within ten (10) days of invoice such invoiced amounts shall bear interest from the date invoiced to the date paid at the Default Rate and at the option of Landlord, shall constitute an Event of Default hereunder.

(c) Notwithstanding clauses (a) and (b), Tenant shall be responsible, at Tenant’s sole cost for any and all of Tenant’s telephones, telecopiers, computers, telephone switching, telephone panels and related equipment.

(d) In addition to Landlord’s other rights of entry under this Lease, Landlord shall have the right to enter into the Premises to effect its obligations under this Section to install, maintain and repair telecommunication cabling, wiring and risers.

(e) Notwithstanding Tenant’s other rights under this Lease to make Alterations to the Premises, Tenant shall not alter or modify the telecommunication cabling, wiring and risers located in the Premises or otherwise without Landlord’s prior written consent, which consent shall not unreasonably withheld.

(f) If and to the extent this Section permits Tenant to install, repair and maintain telecommunication cabling, wiring and risers located in the Premises or in the Building, Tenant agrees to cause such installation, maintenance and repairs to be done by an independent contractor approved in writing in advance by Landlord.

(g) If and to the extent this Section permits Tenant to install, repair and maintain telecommunication cabling, wiring and risers located in the Premises or in the Building, or if Tenant otherwise effects the installation, repair or maintenance of any telecommunication cabling, wiring and risers located in the Premises or the Building, Tenant agrees to indemnify, release, defend and hold Landlord harmless against any and all damages, claims, or other liability resulting from such installation, repair or maintenance, including but not limited to the costs of repair, the costs of handling complaints from other tenants in the building and any damages resulting from the interruption in service to other tenants in the Building, including but not limited to consequential and/or incidental damages.

(h) Tenant hereby releases Landlord from any and all losses, claims, injuries, damages or other liability, including, but not limited to consequential and incidental damages, whether to persons or property, no matter how caused, resulting from or in any way in connection with or incidental to the interruption of telecommunications services due to the failure of any telecommunications cabling, wiring or risers and Tenant expressly waives any right to claim that such interruption constitutes grounds for a claim of abatement of Rent, constructive eviction or for termination of the Lease.

(i) Tenant agrees to provide prompt notice to Landlord of any failure in the telecommunication cabling, wiring and risers located in the Premises.

43. CHRONIC DELINQUENCY BY TENANT. In the event of a Chronic Delinquency (as hereinafter defined), at Landlord’s option, Landlord shall have the right, in addition to all other remedies under this Lease and at law, to require that Rent be paid by Tenant quarterly, in advance. This provision shall not limit in any way nor be construed as a waiver of the rights and remedies of Landlord provided herein or by law in the event of delinquency. “Chronic Delinquency” shall mean failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease, within five (5) business days for any three (3) months (consecutive or nonconsecutive) during any twelve (12) month period.

44. [Intentionally Omitted].

45. OPTION TO EXTEND. Subject to the provisions hereinafter set forth, Landlord hereby grants to Tenant one (1) option to extend the term of this Lease (the “Option”) on the same terms, conditions and provisions as contained in this Lease, except as otherwise provided herein, for one (1) period of five (5) Lease Years (the “Option Period”). The Option Period shall commence, only if properly exercised pursuant to subsection (a) below, upon the termination of the original Term of this Lease (the “Option Period Commencement Date”).

(a) The Option shall be exercisable by written notice from Tenant to Landlord of Tenant’s intent to exercise the Option given not later than the date which is at least nine (9) months prior to the Option Period Commencement Date and not earlier than eighteen (18) months prior to the Option Period Commencement Date, time being of the essence. If Tenant fails to timely give written notice of its intent to exercise the Option, the Option shall thereupon expire of its own terms and without any further action by Landlord or Tenant.

(b) Basic Rent per square foot of Rentable Area of the Premises payable during the Option Period with respect to all space included in the Premises as of the Option Period Commencement Date shall be equal to the greater of: (i) ninety five percent (95%) of the Prevailing Market Rate (as hereinafter defined) with respect to the Option Period; or (ii) the Basic Rent payable in the last month of the Lease Term. Landlord shall, in response to and within thirty (30) days of Landlord’s receipt of Tenant’s notice of its intent to exercise the Option, give Tenant written notice of the applicable Prevailing Market Rate, as reasonably determined in good faith by Landlord. In the event the Basic Rent payable in the last month of the Lease Term is greater than ninety five percent

(95%) of the Prevailing Market Rate, as reasonably determined in good faith by Landlord, the Basic Rent payable in the last month of the Lease Term shall be the Basic Rent payable throughout the Option Period, and Section 46 (c) through (e) shall be inapplicable. However, in the event the Basic Rent payable in the last month of the Lease Term is less than ninety five percent (95%) of the Prevailing Market Rate, as reasonably determined in good faith by Landlord, then ninety five percent (95%) of the Prevailing Market Rate shall be determined pursuant to Section 46 (c), (d) and (e).

(c) The term “Prevailing Market Rate” shall mean, the then prevailing annual rental rate per square foot of rentable area for space in comparable buildings in the San Francisco financial district area which has been built out for occupancy, comparable in area and location and quality to the space for which such rental rate is being determined (to the extent that quoted rental rates in the building, as applicable, vary with regard to location), being leased for a duration comparable to the Option Period for terms commencing on or about the Option Period Commencement Date for non-sublease, non-encumbered, non-equity space. The determination of the Prevailing Market Rate shall take into consideration rental concessions and abatements, the “as is” condition of the Premises, operating expenses and tax expenses, other adjustments to base rental and other comparable factors.

(d) Not later than sixty (60) days after Landlord’s notice to Tenant of the Prevailing Market Rate, Tenant shall give notice to Landlord of Tenant’s election to (i) accept Landlord’s determination of Prevailing Market Rate; or (ii) to have the Prevailing Market Rate determined by the “arbitration” procedure set forth in subparagraph (f) below. If Tenant fails to notify Landlord within said sixty (60) day period of Tenant’s election, Tenant shall be deemed to have accepted Landlord’s determination of the then Prevailing Market Rate and to have waived its rights to an “arbitration” thereof. Tenant’s notice under either subsection (1) or (2) above shall be deemed Tenant’s exercise of the Option.

(e) If Tenant has timely elected to have an “arbitration” of the amount(s) and component(s) of the then Prevailing Market Rate, then the following shall be utilized to make and implement such election: Upon the valid exercise of Tenant’s election to have an “arbitration” of the then Prevailing Market Rate, then not later than ten (10) days after Tenant’s notice to have such an “arbitration” of the then Prevailing Market Rate, Landlord and Tenant shall each designate, by written notice give to the other party setting forth the designated person’s address, a qualified appraiser who shall have had at least ten year’s experience relevant to the commercial office space in the San Francisco Financial District (the “Arbitrators”). It is expected that the Arbitrators will familiarize themselves with this Lease, the exhibits and riders hereto and such other documents as are deemed relevant by the Arbitrators or either or both of them. Each of the Arbitrators shall submit to Landlord and Tenant, within sixty (60) days after his or her appointment, his or her written determination of the then Prevailing Market Rate with respect to the Premises. If the lower of said two determinations is not less than ninety-five percent (95%) of the other determination, then the average of the two determinations shall be deemed to be the then Prevailing Market Rate and conclusive and binding as between the parties. If such not be the case, then the Arbitrators shall mutually select a third qualified and impartial Appraiser who shall also have had at least ten years’ experience relevant to the commercial office space in the San Francisco Financial District (the “Third Arbitrator”). The Third Arbitrator shall, within sixty (60) days of his appointment, deliver his written determination to Landlord and Tenant of which of the Arbitrator’s Prevailing Market Rate determinations is most accurate, and that determination shall be the deemed Prevailing Market Rate which shall be conclusive and binding as between the parties. Each party shall be responsible for all fees and costs incurred in the determination of Prevailing Market Rate by their own Arbitrator, and the parties shall share equally the fees and costs incurred in the determination of Prevailing Market Rate by the Third Arbitrator. If Tenant becomes obligated to pay Rent with respect to the Option Period prior to when the applicable Prevailing Market Rate has been determined in accordance with the foregoing, Tenant shall commence paying Rent utilizing Landlord’s determination of the then Prevailing Market Rate. Following determination of the applicable Prevailing Market Rate in accordance with the foregoing, Landlord and Tenant shall, by a cash payment within thirty (30) days of the date of such determination, adjust between themselves the difference, if any, between the Rent paid by Tenant pursuant to the foregoing sentence and the Rent actually owed by Tenant pursuant to the terms of this Lease for that time period.

(f) Tenant may only exercise the Option, and an exercise thereof shall only be effective, if at the time of Tenant’s exercise of such option and on the Commencement Date of the Option Period this Lease is in full force and effect, and an Event of Default has not occurred for Tenant and no event has occurred which with the giving of notice and/or the passage of time would constitute a default on the part of Tenant under this Lease.

46. PARKING. Landlord makes no representations or warranties regarding the availability of parking at the Building, or in the vicinity, except that Tenant shall be entitled to the use of up to four (4) unreserved, unassigned parking stalls in the Building underground garage at the then current rate, as may be modified from time to time, being charged by the parking garage operator of the Building. The garage operator’s current rate is Three Hundred Eighty Dollars ($380.00) per parking stall, per month. Tenant acknowledges that because of the configuration of the parking garage, Tenant’s use is subject to a valet system and Tenant is not entitled to self-park its vehicles.

47. FURNITURE. Tenant shall have the right to use the existing reception desk and five (5) work stations at no extra cost (the “Furniture”). The Furniture is accepted in its current “As Is” condition with all faults. Tenant shall maintain the Furniture in good condition and repair, and shall surrender the Furniture to Landlord in good condition and repair, ordinary wear and tear excepted, at the expiration or earlier termination of the Lease.

48. RIGHT OF FIRST OFFER.

(a) Advice Space/Advice Notice. Not more than two (2) times per Lease Year during the Term (excluding the Option to Extend), Tenant shall have the right to send to Landlord a notice (“Request Notice”) advising Landlord that Tenant is interested in leasing the approximately one thousand four hundred and forty five (1,445) square feet of Rentable Area identified on Exhibit A, on the fifth (5th) floor of the Building, which additional space will be leased for the remainder of the Lease Term (the “Advice Space”). Within ten (10) business days of receipt of a Request Notice, subject to the superior rights of other tenants, which Tenant specifically acknowledges that another tenant in the Building does have superior rights with respect to the Advice Space, to which Tenant’s rights are secondary and subordinate, Landlord shall notify Tenant in writing of if and when such Advice Space is or will be so available within the next six (6) months, for the applicable term, without liability to Landlord for any errors or omissions, and Landlord’s determination of the applicable fair market rent for the Advice Space (“Landlord’s Advice Notice”). Tenant shall pay one hundred percent (100%) of the fair market rent. Tenant thereupon shall have the right for a period of five (5) business days from the receipt of the Landlord’s Advice Notice to lease the entirety of the Advice Space only upon the terms and conditions contained in Landlord’s Advice Notice, including Landlord’s determination of fair market rent, for the remainder of the Lease Term (which shall be co-terminus with the Lease), and except that Tenant shall have no such right, if the (i) Tenant is then in default, beyond applicable notice and cure periods, pursuant to Section 18 of this Lease; or (ii) the Tenant has been in material default two (2) times or more during the Lease Term.

(b) Delivery of Advice Space. If Tenant timely and properly exercises its rights to the Advice Space, Landlord shall deliver the Advice Space to Tenant upon the date such space is available in its current “As Is” condition, and shall prepare an amendment to this Lease adding the Advice Space to the Premises on the date of delivery and amending the Basic Rent, and Tenant’s Percentage Share of Operating Expenses and Real Property Taxes, which amendment shall be delivered to Tenant promptly after exercise and executed by Tenant within five (5) business days after Tenant’s receipt of same from Landlord. Rent shall commence with respect to the Advice Space on the date of delivery of possession by Landlord. Landlord shall have no responsibility for construction of improvements in the Advice Space, and Landlord is not providing a tenant improvement allowance with respect to the Advice Space. If Tenant fails to respond to Landlord’s Advice Notice within the five (5) business day period above, or declines to exercise its rights to the Advice Space during the five (5) business day period above, Landlord shall be free to market and lease the Advice Space to any person or entity (or to withhold such space from the market), and Tenant shall have no further rights of any kind or nature whatsoever to the Advice Space, and Landlord shall have no liability of any kind or nature whatsoever to Tenant.

49. MISCELLANEOUS.

(a) The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular.

(b) If a partnership or more than one legal person is at any time Tenant, (i) each partner and each legal person is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant, and (ii) the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally and the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy or this Lease, including but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

(c) Time is of the essence of this Lease and each and all of its provisions.

(d) Submission of this instrument for examination or signature by Tenant does not constitute an offer to lease, or a reservation of or option for lease. Landlord shall not be bound by this Lease until Landlord has executed and delivered this Lease to Tenant, notwithstanding Tenant’s execution and delivery of this Lease to Landlord.

(e) Subject to the provisions of this Lease as to assignment, the agreements, conditions and provisions herein contained shall apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto.

(f) If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

(g) This Lease shall be governed by and construed pursuant to the laws of the State of California.

(h) The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

(i) Neither this Lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall at the option of Landlord constitute an Event of Default on the part of Tenant hereunder and pursue the remedies provided herein.

(j) The exhibits and addendum, if any, specified in the Lease Summary are attached to this Lease and by this reference made a part hereof.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above.

LANDLORD:	HCV PACIFIC INVESTORS V,
a California Limited Partnership

	By:	HCV PACIFIC DEVELOPMENT V,
a California Limited Partnership as its general partner

		By:	HCV PACIFIC PARTNERS LLC
a California Limited Liability Company as its General Partner

			By:	/s/ Randall J. Verrue
Randall J. Verrue, President & CEO

			By:	/s/ Susan Belmont
Susan Belmont, Secretary

TENANT:	INTERSEARCH GROUP, INC.,
a Florida corporation

	By:	/s/ Daniel O’Donnell
	Name:	Daniel O’Donnell
	Its:	CEO

	By:	/s/ Gary W. Bogatay, Jr
	Name:	Gary W. Bogatay
	Its:	CFO

EXHIBIT A

FLOOR PLAN

[to be attached]

1

2

EXHIBIT B

WORK LETTER

THIS WORK LETTER (“Work Letter”) supplements the Lease executed concurrently herewith by and between HCV PACIFIC INVESTORS V, a California Limited Liability Company, as Landlord, and INTERSEARCH GROUP, INC., a Florida corporation, as Tenant. All capitalized terms not defined herein shall have the same meanings as set forth in the Lease.

1.	Base Building Work.

Landlord and Tenant acknowledge and agree that Landlord, at Landlord’s cost and expense, has constructed, through Landlord’s contractor, the Building shell and core (collectively the “Base Building Work”). The Base Building Work includes, but is not limited to, the following elements of the Building: (a) concrete floors (without floor coverings); (b) unfinished perimeter walls (including windows, window frames and doors); (c) unfinished ceilings; (d) finish of the restrooms on Tenant’s floor; (e) closets for telephone and electrical systems (but not the systems themselves); (f) Building mechanical, electrical and plumbing systems within the Building core only; (g) interior core walls; (h) standard temporary fire sprinkler protection on each floor; (i) any code-required items relating to the other elements of the Base Building Work, such as exit signs, speakers, fire doors, and any other life safety support system for each floor; and (j) dry wall and tape of interior columns.

2.	Tenant Improvements.

(a) Landlord and Tenant acknowledge and agree that Landlord, through Landlord’s contractor, shall construct the tenant improvements (the “Tenant Improvements”) in the Premises in accordance with the Final Plans (as hereinafter defined).

(b) Tenant understands and agrees that the installation of certain elements of the Tenant Improvements may be performed before or after execution of the Lease for reasons of economics or convenience. Such elements may include, among other things, the extension of mechanical and electrical distribution systems outside the Building core, wall construction, column enclosures, painting, ceiling hanger wires and window treatment.

3.	Plans.

(a) Except as otherwise provided in this Paragraph 3, prior to the execution of the Lease, Landlord and Tenant have approved in writing space plans for the build-out of the Tenant Improvements and an estimate of the cost to design and/or construct complete such specifications for the construction of the Tenant Improvements for the Premises which were prepared by Landlord or Landlord’s designated architect (the “Plans”). A copy of the Plans are attached to the Lease as Exhibit C and incorporated herein by this reference.

1

(b) In the event that Landlord and Tenant enter into this Lease prior to reaching agreement on the Plans, Landlord and Tenant shall cooperate in good faith to finalize the Plans, without delay. Tenant shall fully cooperate by providing Landlord, its architects, engineers and contractors, with timely information and approvals of plans, drawings and specifications. Any acts by Tenant to delay or otherwise act negligently or in bad faith in approving the Plans and/or cooperating with Landlord in the design and construction of the Tenant Improvements shall result in a Tenant Delay (as hereinafter defined), of this Work Letter. Upon agreement by Landlord and Tenant on the Plans, a true and correct copy will be attached to the Lease as Exhibit C, and incorporated by this reference.

(c) Landlord and Tenant acknowledge that the Plans may not depict certain structural elements of the Building and/or various elements of the Building systems which may result in material modifications to the final plans and specifications for the Tenant Improvements (collectively “Structural Modifications”). Furthermore, any final plans and specifications for the construction of the Tenant Improvements may require modification to account for the requirements of building codes and other legal requirements of applicable governmental entities, including, but not limited to, Title 24 and the Americans with Disabilities Act (collectively the “Building Codes”). Within thirty (30) days after the date of this Lease, Landlord shall cause to be prepared final plans and specifications in substantial conformity with the Plans taking into account (i) Structural Modifications, (ii) the requirements of the Building Codes, (iii) other modifications resulting from physical constraints of the Premises and (iv) modifications requested by Tenant and consented to by Landlord, which consent shall not be unreasonably withheld (the “Final Plans”). Tenant agrees that, in addition to other factors and considerations Landlord may take into account, it shall not be unreasonable for Landlord to withhold its consent to any requested modifications to the Plans (i) if such requested modifications would not comply with the Building Codes, (ii) if such requested modifications would delay the completion of the Tenant Improvements beyond the Scheduled Completion Date, (iii) if such requested modifications would cause the anticipated cost of the Tenant Improvements to exceed the Tenant Improvement Allowance, (iv) if such requested modifications would not increase the value of the Tenant Improvements, (v) if such requested modifications would cause an undue burden on the architect, the contractor, the subcontractors or Landlord’s personnel, or (vi) if such requested modifications would increase the burden on the building systems, either during construction or after completion of same.

(d) Landlord shall pay for all architectural and engineering fees and costs incurred in connection with the Tenant Improvements depicted on the Final Plans including architectural plans required to depict accessibility routes for the Building in general as part of the Tenant Improvement Allowance. Any and all architectural and engineering fees and costs incurred as a result of changes in the Final Plans requested by Tenant shall be Tenant’s sole responsibility and shall be paid by Tenant as Additional Rent within ten (10) days after receipt of invoices from Landlord showing that such additional fees or costs have been incurred.

2

(e) Notwithstanding the other provisions of this Work Letter, the parties agree that in the event that the Tenant Improvements do not require the preparation of Plans (e.g. repainting, recarpeting and/or minor cosmetic work), the parties may dispense with the requirements of this Section 3 and replace Exhibit C with a description of the work to be performed which shall be deemed to be the Final Plans for purposes of Section 2(a) of this Work Letter.

4.	Delay.

(a) The Commencement Date shall be delayed by one (1) day for each day of delay in the design of, or completion of the Tenant Improvements, that is caused by any Force Majeure Delay or Landlord Delay, as those terms are hereinafter defined. The Commencement Date shall not be delayed, postponed, or adjusted due to a Tenant Delay. No Landlord Delay, Force Majeure Delay, or Tenant Delay shall be deemed to have occurred unless and until the party claiming such delay has provided written notice to the other party specifying the action or inaction that such notifying party contends constitutes a Landlord Delay, Force Majeure Delay or Tenant Delay, as applicable. If such action or inaction is not cured within one (1) day after receipt of such notice, then a Landlord Delay, Force Majeure Delay or Tenant Delay, as set forth in such notice, shall be deemed to have occurred commencing as of the date such notice is received and continuing for the number days the design of or completion of the Tenant Improvements was in fact delayed as a direct result of such action or inaction.

(b) The term “Tenant Delay” as used in this Work Letter shall mean any delay that Landlord may encounter in the performance of Landlord’s obligations under this Work Letter because of any of Tenant’s acts or omissions of any nature, whether committed willfully, negligently, intentionally, or otherwise, which result in any delay including any: (i) delay attributable to changes in or additions to the Plans, or to the Tenant Improvements requested by Tenant, as well as any delays caused by a change order issued at Tenant’s request; (ii) delay attributable to Tenant’s failure to timely approve any and all Plans for Tenant Improvements; (iii) delay attributable to Tenant’s failure to act in good faith in cooperating with Landlord, its architects, engineers and contractors, in approving Plans; (iv) delay attributable to postponement of any Tenant Improvements at the request of Tenant; (v) delay by Tenant in furnishing information or giving any other approvals or authorizations within the time limits set forth in this Work Letter, or if no time is set forth for such performance in this Work Letter, then a reasonable time, time being of the essence; (vi) delay attributable to the failure of Tenant to pay, when due, any amounts required to be paid by Tenant pursuant to this Work Letter, or the Lease.

(c) The term “Force Majeure Delay” as used in this Work Letter shall mean (i) any actual delay in the design and/or completion of Tenant Improvements attributable to any strike, lockout or other labor or industrial disturbance (whether or not a on the part of the employee if either party hereto) civil disturbance, further order claiming jurisdiction, act of public enemy, war, riot, terrorism, sabotage, blockade, embargo; (ii) actual delay in the

3

design and/or completion of Tenant Improvements due to changes in any Laws, including the Americans with Disabilities Act; (iii) actual delay in the design and/or completion of Tenant Improvements attributable to terrorist act, lightening, earthquakes, fire, storm, hurricane, tornado, flood, washout, explosion, or any other similar industry-wide or Building-wide cause beyond the reasonable control of the party from whom performance is required, or any of its contractors, or other representatives. Any prevention, delay or stoppage due to any Force Majeure Delay shall excuse the performance of the party affected for a period of time equal to any such prevention, delay or stoppage, except the obligations of either party to pay money, including Rent, and all other charges, pursuant to the terms of the Lease.

(d) The term “Landlord Delay” as used in this Work Letter shall mean: (i) any actual delay in the design and/or completion of Tenant Improvements resulting solely from Landlord not responding to requests for authorization or approval within the time period provided for response to such request or if no such time is stated beyond a reasonable time therefore; (ii) any actual delay in the design and/or completion of Tenant Improvements attributable solely to the acts or failures to act, whether willful, negligent or otherwise, of Landlord, its agents or contractors, to the extent contrary to the terms hereof.

5.	Changes.

Tenant shall not request or make any changes or substitutions to the Final Plans without Landlord’s prior written approval, which approval shall not be unreasonably withheld; provided, however, that Landlord may disapprove, in its sole and absolute discretion, any such changes or substitutions which: (i) do not conform to applicable governmental regulations or are disapproved by any governmental agency; (ii) require power consumption and/or building services beyond the level normally provided to other tenants in the Building; (iii) overload the floors; or (iv) in Landlord’s reasonable opinion, are of a nature or quality that is inconsistent with Landlord’s objectives concerning the appearance or quality of the Building. Any such requested changes or substitutions shall be subject to the provisions of Paragraph 4 above, and may constitute a Tenant Delay as described in Paragraph 4 above.

6.	Tenant Improvement Costs.

(a) For purposes hereof, “Tenant Improvement Costs” shall include, without limitation, the following: (i) all design fees, engineering fees and consultants’ fees incurred by Landlord and Tenant in connection with the design and engineering of the Tenant Improvements, including the costs of space plans and all plans and specifications; (ii) governmental agency plan check, permit and other fees; (iii) sales and use taxes; (iv) Title 24 fees; (v) testing and inspection costs; (vi) the cost of materials, labor and supplies; (vii) the general contractor’s overhead and profit; (viii) charges (to the extent incurred by Landlord) for the use of the parking facilities to the extent they exist and Tenant’s pro rata share of charges for the use of hoists and the freight elevator and charges for water, electricity, gas and HVAC during the construction of the Tenant Improvements; (ix) all other costs expended or to be expended in connection with the construction of the Tenant Improvements; and (x) Landlord’s administration and supervisory fee of five percent (5%) of all Tenant Improvement Costs.

4

(b) Landlord shall pay all Tenant Improvement Costs associated with the Tenant Improvements depicted on the Final Plans.

(c) To the extent any Tenant Improvements require the modification, repair, replacement, or redesign to the Building structure, Tenant shall be solely responsible for any such costs. Furthermore, to the extent any Tenant Improvements require the modification, repair, replacement, or redesign to the Building structure due to the requirements of any law, regulation, rule, or ordinance, including but not limited to the Americans with Disabilities Act, Tenant shall be solely responsible for any such costs.

(d) If Tenant requests any changes or substitutions to the Plan, and Landlord approves such changes or substitutions, and such changes and/or substitutions result in increased costs of constructing the Tenant Improvements, then Tenant shall pay all such excess costs to Landlord within thirty (30) days after receipt of Landlord’s invoice therefore, including Landlord’s administration and supervisory fee equal to five percent (5%) of the amount of the approved change order. All changes or substitutions shall be made at reasonably competitive prices. Any and all sums or changes owing by Tenant to Landlord pursuant to this Section 5(d) shall be considered Additional Rent.

7.	Tenant’s Work.

Any item or work not shown in the Final Plans, including, for example, telephone and data service or furnishings, for which Tenant contracts separately (hereinafter “Tenant’s Work”), shall be subject to Landlord’s policies and schedules and shall be conducted in such a way as not to hinder, cause any disharmony with or delay work of improvement in the Building. Tenant’s suppliers, contractors, workmen and mechanics shall be subject to reasonable approval by Landlord prior to the commencement of their work and shall be subject to Landlord’s administrative control while performing their work. Tenant shall cause its suppliers and contractors to engage only labor that is harmonious and compatible with other labor working in the Building. In the event of any labor disturbance caused by persons employed by Tenant or Tenant’s contractor, Tenant shall immediately take all actions necessary to eliminate such disturbance. At any time any supplier, contractor, workman or mechanic performing Tenant’s Work hinders or delays any other work of improvement in the Building or performs any work which may or does impair the quality, integrity or performance of any portion of the Building, Tenant shall cause such supplier, contractor, workman or mechanic to leave the Building and remove all his tools, equipment and materials immediately upon written notice delivered to Tenant, and Tenant shall reimburse Landlord for any repairs or corrections of the Tenant Improvements or Tenant’s Work or of any portion of the Building caused by or resulting from the work of any supplier, contractor, workman or mechanic with whom Tenant contracts as Additional Rent under the Lease. Tenant shall have provided Landlord with adequate proof of that insurance required to be maintained by Tenant pursuant to the terms of the Lease, prior to commencing any Tenant Work.

5

8.	Completion of Tenant Improvements.

Tenant and Landlord shall review and approve Tenant Improvement construction schedule prior to commencement of work.

9.	Payment.

Unless a different time period is specified herein, Tenant shall pay to Landlord as Additional Rent all amounts due under the terms of this Exhibit B within ten (10) days following delivery of Landlord’s invoice therefor, which invoices shall be rendered monthly or at such other intervals as Landlord shall determine. The provisions of Section 3(d) of the Lease shall apply with respect to interest payable on amounts not paid when due.

10.	Tenant’s Access to the Premises.

To the extent possible, Landlord will attempt in good faith to accommodate any written requests by Tenant to enter into the Premises during construction of the Tenant Improvements to install Tenant’s infrastructure items, cabling, fixtures and equipment. In the event Landlord is able to accommodate Tenant’s request and allow access to the Premises during construction of the Tenant Improvements, all provisions of the Lease shall apply (specifically including Sections 12 and 13 of the Lease) except for Tenant’s obligations to pay Rent and Additional Rent, and any interruption with the Landlord’s construction of the Tenant Improvements, or any interference with Landlord’s contractor shall be deemed a Tenant Delay pursuant to Section 4 of this Work Letter.

11.	Time Periods.

All time periods referred to in this Exhibit B shall be computed on a business day basis, meaning Monday through Friday, excluding holidays.

12.	Tenant’s Representative.

Tenant shall designate to Landlord in writing, upon execution of the Lease, the name of one individual representative who will work with Landlord’s representatives throughout the period of construction of the Tenant Improvements. In the event of a change in personnel, Tenant shall immediately notify Landlord of its replacement representative. In the event the designated Tenant representative will not be available, due to a vacation or any other extended absence from the office, Tenant shall notify Landlord of a interim Tenant representative, and the dates such interim representative shall be Tenant’s representative.

6

13.	Tenant’s Default.

Notwithstanding any provision to the contrary contained in the Lease, upon the occurrence of an Event of Default on the part of Tenant under the Lease, or upon a default by Tenant under this Work Letter prior to substantial completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause any and all engineers, architects, contractors, and any other persons associated with the design or construction of the Tenant Improvements to cease work thereon, and any delay in completion of the Tenant Improvements shall be deemed a Tenant Delay; and (ii) all other obligations of Landlord under the Lease and this Work Letter shall be abated until such time as such default is cured in accordance with the terms of the Lease, or this Work Letter, as applicable.

IN WITNESS WHEREOF, the parties have executed this Work Letter as of the execution date of the Lease.

LANDLORD:	HCV PACIFIC INVESTORS V,
a California Limited Partnership

	By:	HCV PACIFIC DEVELOPMENT V,
a California Limited Partnership, as Its General Partner

		By:	HCV PACIFIC PARTNERS LLC,
a California Limited Liability Company, as Its General Partner

			By:	/s/ Randall J. Verrue
Randall J. Verrue, President & CEO

			By:	/s/ Susan Belmont
Susan Belmont, Secretary

TENANT:	INTERSEARCH GROUP, INC.,
a Florida corporation

	By:	/s/ Daniel O’Donnell
	Name:	Daniel O’Donnell
	Its:	CEO

	By:	/s/ Gary W. Bogatay, Jr.
	Name:	Gary W. Bogatay
	Its:	CFO

7

EXHIBIT C

PLANS/DESCRIPTION OF WORK

Landlord shall provide the following Tenant Improvements:

•	Install one (1) door, matching those already in the existing Premises on the exterior of the kitchen/copy room. The exact location shall be determined and mutually agreed upon.

•	Expand and enclose the area currently surrounding the data closet and move the South side out an additional two (2) feet (as long as permitted by current codes). Enclose the room with a door matching those already installed within the Premises, including a locking fixture, on the South side of the server room. In addition, Landlord shall remove the existing server closet door.

•	Landlord shall install vinyl flooring in the server room.

•	Landlord shall provide Tenant’s electrical requirement associated with the Expanded server, expected to include one (1) dedicated 220 outlet for a Portable cooling unit, three (3) dedicated 20 Amp outlets for UPS units And at least four (4) power outlets.

•	Touch up the paint and professionally clean the carpet and the entire suite.

1

EXHIBIT D

222 KEARNY STREET/180 SUTTER

RULES AND REGULATIONS

1. The sidewalks, halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways of the Building shall not be obstructed by any of the Tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant normally does in the ordinary course of its business, unless such persons are engaged in illegal activities. No Tenant and no agent, contractor, employee, subtenant, licensee, invitee or visitor of any Tenant shall go upon the roof of the Building.

2. No sign, placard, picture, name, advertisement or notice visible from the exterior of any Tenant’s premises shall be inscribed, painted, affixed or otherwise displayed by any Tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines but may request approval of Landlord for modifications, which approval will not be unreasonably withheld. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by landlord, which approval will not be unreasonably withheld. Material visible from outside the Building will not be permitted. Landlord may remove any sign or material that does not conform to the foregoing requirements without any liability to Tenant, and Landlord may charge Tenant for the cost of any such removal. Landlord shall install, at Landlord’s sole expense, Building standard lobby and suite signage similar to that existing as of the date of this Lease. Any changes or modifications thereafter required shall be performed by Landlord at Tenant’s sole expense.

3. The premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted by any Tenant on the premises, except that use by the Tenant of a microwave oven and Underwriters Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

4. Each Tenant shall maintain the portions of its premises which are visible from the outside of the Building or from hallways or other public areas of the Building, in a neat, clean and orderly condition.

5. No Tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning the premises, unless otherwise agreed to by Landlord in writing, which shall

1

not be unreasonably withheld. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No Tenant shall cause any unnecessary labor by reason of such Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Janitor service will not be furnished on nights when rooms are occupied after 9:30 p.m. unless, by agreement in writing, service is extended to a later hour for specifically designated rooms.

6. No Tenant shall tamper with or attempt to adjust the temperature control thermostats in its premises. Landlord shall adjust such thermostats as required to maintain heat and air conditioning at the building standard temperature.

7. All requests for air-conditioning or heating during hours when such services are not normally furnished by Landlord must be submitted in writing to the Building management office by 2:00 p.m. on the preceding day for weekday service, by 2:00 p.m. on the preceding Thursday for weekend service, and by 9:00 a.m. on the preceding business day for holiday service.

8. Landlord will furnish each Tenant free of charge with three (3) keys to each door lock in the premises. Landlord may make a reasonable charge for any additional keys. No Tenant shall have any keys made. No Tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises without the prior written consent of Landlord, which shall not be unreasonably withheld. Tenant shall in each case furnish landlord with a key for any such lock. Each Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Building which shall have been furnished to Tenant.

9. No furniture, freight or equipment of any kind shall be brought into the Building without the prior written consent of Landlord. Upon at least 48 hours prior written notice to Landlord, the freight elevator shall be available for use by all Tenants in the Building, free of charge, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. The persons employed to move such equipment in or out of the Building must be reasonably acceptable to Landlord. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, excluding the negligence or willful act of Landlord, and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of Tenant.

10. No Tenant shall place any items whatsoever on the roof or balcony areas of the Building without the prior written consent of Landlord.

11. No Tenant shall use or keep in the premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of customary office equipment, or, without Landlord’s prior written approval, use any method of heating or air-conditioning other than that supplied by Landlord. No Tenant shall use or keep or permit to be used or kept any foul or noxious gas or

2

substance in the premises, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other Tenants or those having business therein.

12. Landlord shall have the right, exercisable without notice and without liability to any Tenant, to change the name and street address of the Building.

13. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:30 a.m. and at all hours on Saturdays, Sundays and legal holidays all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom any Tenant requests the same in writing. Each Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

14. The directory of the Building will be provided for the display of the name and location of Tenants, its subsidiaries and affiliates and any subtenants and a reasonable number of the principal officers and employees of Tenants. The space available on the directory will be allocated on a pro rata basis and Landlord reserves the right to exclude any other names therefrom. Any additional name which Tenant shall desire to place upon said directory must first be approved by Landlord, and, if so approved, a charge will be made therefore. On a multi-tenant floor, Landlord shall install at his sole cost a directory at the elevator lobby with Tenant’s name, suite number and direction.

15. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window or the Building without the prior written consent of Landlord, which shall not be unreasonably withheld. In any event, with the prior written consent of Landlord, such items shall be installed on the office side of Landlord’s standard window covering and shall in no way be visible from the exterior of the Building.

16. No Tenant shall obtain for use in the premises ice, drinking water, food, beverage, towel or other similar services, except at such reasonable hours and under such reasonable regulations as may be fixed by Landlord.

17. Each Tenant shall see that the doors of its premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant’s employees leave the premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. On Multi-tenancy floors, all Tenants shall keep the doors to the building corridors closed at all times except for ingress and egress.

3

18. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose agents, contractors, employees, subtenants, licensees, invitees or visitors shall have caused it.

19. Except with the prior written consent of Landlord, no Tenant shall sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the premises, nor shall any Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any Tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in such Tenant’s lease.

20. No Tenant shall install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building.

21. No Tenant shall bring into or keep within the Building or within its premises any animals or birds. If its premises become invested with vermin as a result of the use or any misuse or neglect of the premises by Tenant, its agents, contractors, employees, subtenants, licensees, invitees or visitors, Tenant shall at its sole cost and expense promptly cause the same to be exterminated from time to time to Landlord’s satisfaction, and Tenant shall employ such licensed exterminator therefore as shall be approved in writing in advance by Landlord.

22. There shall not be used in any space, or in the public halls of the Building, either by any Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment a Landlord may approve. No other vehicles of any kind shall be brought by any tenant into the Building or kept in or about its premises.

23. Each Tenant shall store all its trash and garbage within its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of San Francisco without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purpose and at such times as Landlord shall designate.

24. Canvassing, peddling, soliciting, and distribution of handbills or any other written materials in or about the Building are prohibited, and each Tenant shall cooperate to prevent the same.

25. The requirements of the Tenants will be attended to only upon application by telephone or in person at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

4

26. While in the Building, Tenant’s contractors shall be subject to and under the control and direction of the manager of the Building or the Building Engineer (but not as an agent or employee of Landlord or said manager or engineer). Tenant’s contractors shall employ labor that is harmonious and compatible with other labor working in the Building.

27. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the Tenants of the Building.

28. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

29. Landlord reserves the right to make such other and reasonable rules and regulations as in its reasonable judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

5

EXHIBIT E

NOTICE OF COMMENCEMENT DATE

                    , 2005

To:	Intersearch Group, Inc.

222 Kearney Street, Suite 550

San Francisco, CA 94108

Re:	Lease dated September 21, 2005 (the “Lease”) by and between HCV Pacific Investors V, a California Limited Partnership (“Landlord”) and Intersearch Group, Inc., a Florida corporation (“Tenant”), concerning a Suite 550, 222 Kearny St./180 Sutter St., San Francisco, California 94108 (the “Premises”).

Ladies and Gentlemen:

In accordance with the Lease, we wish to advise you and/or confirm as follows:

1. The Commencement Date of the Lease is                      for a term of five (5) Lease Years and five (5) months, ending on                     , subject to any applicable provisions of the Lease for early termination thereof.

2. Rent commenced to accrue on                     , in the amount of Thirteen Thousand Six Hundred Twenty Five Dollars and Forty Two Cents ($13,625.42), per month.

3. Your rent checks should be made payable to HCV Pacific Investors, V, a California Limited Partnership, at the address set forth in the Lease for Notices.

If you do not contest the dates set forth in this notice within five (5) days, the dates will become conclusive and binding without any further action by Landlord or Tenant.

HCV PACIFIC PARTNERS

By:
Print Name:
Its:

1

EXHIBIT F

ESTOPPEL CERTIFICATE

THIS TENANT ESTOPPEL CERTIFICATE (this “Certificate”) dated as of              is executed by Intersearch Group, Inc., a Florida corporation (“Tenant”).

RECITALS

A. Tenant and Landlord have entered into that certain Office Lease dated as of September 21, 2005 (the “Lease”), for Suite 550 (the “Premises”), 222 Kearny Street/180 Sutter Street (the “Building”), San Francisco, California, a copy of which is attached hereto and incorporated herein as Exhibit A.

B. Pursuant to the Lease, Tenant has agreed that, upon the request of Landlord, Tenant would execute and deliver this Certificate certifying as to the status of the Lease.

Tenant hereby certifies, warrants, and represents as follows:

Section 1. Identity of Tenant.

Tenant is the tenant of the Premises, pursuant to the Lease, a correct copy of which is attached as Exhibit A.

Section 2. Leased Premises.

The Premises consist of approximately six thousand one hundred seventy (6,170) rentable square feet on the fifth (5th) floor of the Building, as outlined on attached Exhibit B attached hereto and incorporated herein.

Section 3. Full Force of Lease.

As of the date of this Certificate, the Lease is in full force and effect, has not been terminated, and is enforceable in accordance with its terms.

Section 4. Complete Agreement.

The Lease as attached as Exhibit A constitutes the complete agreement between Landlord and Tenant for the Premises and the Property, and no amendments to the Lease, either written or oral, currently exist.

Section 5. Acceptance of Leased Premises.

Tenant has accepted and is currently occupying the Premises.

Section 6. Lease Term.

The term of the Lease commenced on              and is scheduled to expire on             , subject to the following options to extend, if any: one (1) Option to Extend for a period of five (5) Lease Years.

1

Section 7. Purchase Rights.

Tenant has no option, right of first refusal, right of first offer, or other right to purchase all or any portion of the Premises or the Building.

Section 8. Rights of Tenant.

Except as expressly stated in this Certificate, Tenant:

(a) has no right to renew or extend the term of the Lease;

(b) has no option or other right to purchase all or any part of the Premises or the Building;

(c) has no right, title, or interest in the Premises, other than as Tenant under the Lease.

Section 9. Rent.

The monthly rent currently payable under the Lease is              Dollars ($            ), subject to the following adjustments:                     .

Section 10. Security Deposit.

The amount of Tenant’s security deposit held by Landlord under the Lease is              Dollars ($            ).

Section 11. Prepaid Rent.

The amount of prepaid rent paid to Landlord, separate from the security deposit, is              Dollars ($            ).

Section 12. Landlord’s Obligations.

As of the date of this Certificate, to the best of Tenant’s knowledge, Landlord has performed all obligations required of Landlord under the Lease; no offsets, counterclaims, or defenses of Tenant under the Lease exist against Landlord; and no events have occurred that, with the passage of time or the giving of notice or both, would constitute a basis for offsets, counterclaims, or defenses against Landlord, except as follows:                     .

2

Tenant executes this Certificate with the knowledge that it will be relied on in connection with a sale or financing of the Building by Landlord and agrees that any prospective purchaser or lender or both may fully and completely rely hereon.

Tenant has executed this Certificate as of the date first written above.

TENANT:	Intersearch Group, Inc.,
a Florida corporation

By:
Print Name:
Its:

By:
Print Name:
Its:

3

EXHIBIT G

TENANT STANDARD IMPROVEMENTS

For purposes of this Lease, “Tenant Standard Improvements” shall mean the following items in the quantities stated:

PARTITIONS:

1.	Standard Interior Partition: Floor to ceiling partition with 5/8” gypsum board on both sides of metal studs at 24” on center with rubber base.

2.	Demising Partition Between Leases Premises: Same as standard interior partitions, with acoustic treatment.

3.	Demising Corridor Partitions: Same as standard interior partitions with fire rating as required by Code.

Quantity: One linear foot of partition per 15 square feet of Allowance Area (as hereinafter defined).

DOORS, FRAMES AND HARDWARE:

1.	Office Doors: Full height, solid core, wood veneer doors, stained and sealed in a painted, white aluminum frame with latch set, hinges and door stops.

2.	Entry Door: Same as office doors, except with lockset and closer.

Quantity: One door per 350 square feet of Allowance Area which quantity includes the number of entry doors required to conform to Building Codes.

CEILING:

Building standard suspended acoustical tile system.

Quantity: As required for premises.

FINISHES:

1.	Interior Walls: 2 coats of flat latex paint, not to exceed 2 colors per room.

2.	Base: 2 1/2: resilient.

Quantity: As required on interior columns and perimeter and core walls, and on the quantity of partitions.

LIGHTING:

Fluorescent fixtures, 2’ x 4’ with lenses and lamps in standard pattern.

Quantity: One fixture per 100 square feet of Allowance Area; one light switch per 300 square feet of Allowance Area.

ELECTRICAL:

Wall mounted 110 volt duplex outlet; 6 outlets per 20 ampere circuit.

Quantity: One outlet per 150 square feet of Allowance Area.

1

TELEPHONE:

Wall box located in standard interior partition.

Quantity: One outlet per 200 square feet of Allowance Area.

WINDOW COVERING:

1” standard blinds shall be installed on all exterior windows.

FIRE AND SAFETY SYSTEMS:

One alarm and speaker per 1275 square feet of Allowance Area; one exit sign per 2000 square feet of Allowance Area.

HEATING, VENTILATING, AIR-CONDITIONING:

Duct work, supply and return grilles, and thermostats in standard pattern served by a central air system with fan coil units on each floor with distribution at the rate of one zone per 1277 square feet of Allowance Area.

FLOOR COVERING ALLOWANCE:

Floor covering allowance of $1.25 per square foot of Allowance Area.

For the purpose of computing the allowances specified herein the “Allowance Area” shall be the rentable square footage of the Premises as specified in the Lease Summary.

2